SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.        )
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Filed by a Party other than the Registrant      ☐
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☑ Preliminary Proxy Statement	☐ Confidential, for Use of the
Commission Only (as permitted by Rule
14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12
MTI Technology Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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MTI TECHNOLOGY CORPORATION
17595 CARTWRIGHT ROAD
IRVINE, CALIFORNIA 92614
                    , 2006
Dear Stockholder:
      You are cordially invited to attend the 2006 Annual Meeting of Stockholders of MTI Technology Corporation, to be held on                     , 2006, at our offices located at 17595 Cartwright Road, Irvine, California 92614, beginning at 10:00 a.m. local time.
      The business to be conducted at the meeting includes:

•	approval of an amendment of our 2001 Stock Incentive Plan (the “plan”) to increase the shares available for grant under the plan by an additional 5,000,000 shares;

•	approval of the exchange of certain stock options held by certain executive officers for restricted stock;

•	election of seven members of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2007; and

•	consideration of any other matters that may properly come before the meeting or any adjournment thereof.
      Your participation in company activities is important, and we hope you will attend.
      It is important that your shares be represented, so, even if you presently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Thomas P. Raimondi, Jr.
President, Chief Executive Officer
and Chairman of the Board of Directors

PROXY STATEMENT
The Proxy
Voting at the Annual Meeting
Solicitation
PROPOSAL ONE
Board Recommendation and Vote Required
PROPOSAL TWO APPROVAL OF THE EXCHANGE OF CERTAIN STOCK OPTIONS HELD BY CERTAIN EXECUTIVE OFFICERS FOR RESTRICTED STOCK (THE “EXECUTIVES’ REPURCHASE”)
PROPOSAL THREE ELECTION OF DIRECTORS
Board Recommendation and Vote Required
Nominees for Director
DIRECTORS
Directors’ Fees and Options
Director Independence
Communications with the Board
Code of Business Conduct
Committees of the Board
Compensation Committee Interlocks and Insider Participation
Attendance at Board, Committee and Annual Meetings
Section 16(a) Beneficial Ownership Reporting Compliance
Equity Securities and Principal Holders Thereof
COMMON STOCK
SERIES A and B CONVERTIBLE PREFERRED STOCK
Compensation of Directors and Executive Officers and Other Information
SUMMARY COMPENSATION TABLE
Summary of Option Grants
Summary of Options Exercised
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Securities Authorized for Issuance Under Equity Compensation Plans
Employment and Severance Arrangements
Compensation Committee Report on Executive Compensation
Compensation Committee Report
Audit Committee
REPORT OF THE AUDIT COMMITTEE
Company Stock Price Performance
Certain Relationships and Related Transactions
PROPOSAL FOUR RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OFINDEPENDENT AUDITORS
Fees Paid to Grant Thornton LLP
Financial Information Systems Design and Implementation Fees
All Other Fees
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Other Business
Stockholder Proposals for the 2007 Annual Meeting
Additional Information

MTI TECHNOLOGY CORPORATION
17595 CARTWRIGHT ROAD
IRVINE, CALIFORNIA 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On                         , 2006
       The Annual Meeting of Stockholders of MTI Technology Corporation, a Delaware corporation will be held at our offices located at 17595 Cartwright Road, Irvine, California 92614 on                     , 2006 at 10:00 a.m., local time, for the following purposes:

•	approval of an amendment of our 2001 Stock Incentive Plan (the “plan”) to increase the shares available for grant under the plan by an additional 5,000,000 shares;

•	approval of the exchange of certain stock options held by certain executive officers for restricted stock;

•	election of seven members of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

•	ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2007; and

•	consideration of any other matters that may properly come before the meeting or any adjournment thereof.
      A copy of our Annual Report on Form 10-K for the fiscal year ended April 1, 2006, containing consolidated financial statements, is included with this mailing.
      The Board of Directors has fixed the close of business on                     , 2006 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the office of the Corporate Secretary, 17595 Cartwright Road, Irvine, California 92614, for a period of ten days prior to the Annual Meeting. We cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors

Scott Poteracki
Chief Financial Officer and Secretary
Irvine, California
                    , 2006
YOUR VOTE IS IMPORTANT
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

PROXY STATEMENT
       This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTI Technology Corporation (the “company”) for use at our Annual Meeting of Stockholders to be held on                     , 2006 (the “Annual Meeting”), at 10:00 a.m., local time, at our offices at 17595 Cartwright Road, Irvine, California 92614, and any adjournment thereof. This proxy statement and the accompanying proxy are being sent on or about                     , 2006 to stockholders entitled to vote at the Annual Meeting. Our Board of Directors has established                     , 2006 as the record date for purposes of the Annual Meeting.
The Proxy
      The persons named as proxyholders, Thomas P. Raimondi, Jr. and Scott Poteracki, were selected by our Board of Directors. Mr. Raimondi is a director and an executive officer of the company and Mr. Poteracki is an executive officer.
      All shares represented by each properly executed, unrevoked proxy card received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the shares represented by the proxy will be voted “for” the approval of all matters and “for” the election of the directors named in this proxy statement and, with respect to any other matters that may properly come before the Annual Meeting, at the discretion of the proxyholders. We do not presently know of any other such business. An executed proxy may be revoked at any time before its exercise by filing with the Corporate Secretary a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy card will not affect a stockholder’s right to vote in person should such stockholder attend the Annual Meeting and desire to vote in person.
Voting at the Annual Meeting
      Our issued and outstanding voting securities at the close of business on                     , 2006, consist of (i) common stock with $.001 par value per share (the “common stock”), of which                      shares were outstanding, (ii) Series A Convertible Preferred Stock with $.001 par value per share (the “Series A Stock”), of which                      shares were outstanding and (iii) Series B Convertible Preferred Stock with $.001 par value per share (the “Series B Stock”), of which                      shares were outstanding.
      Only holders of record at the close of business on                     , 2006 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Except as described below, holders of common stock are entitled to one vote per share on each matter submitted to a vote of the stockholders. Other than with respect to the election of directors, the holders of Series A Stock and Series B Stock generally have the right to vote on any matter with the holders of common stock. Holders of Series A Stock and Series B Stock are entitled to 8.5369 and 8.7792, respectively, votes per share of preferred stock. Holders of Series A Stock have the right to elect one person to our Board of Directors (the “Series A Director”) pursuant to the Certificate of Designation governing the Series A Stock. Holders of Series B Stock have the right to elect one person to our Board of Directors (the “Series B Director”) pursuant to the Certificate of Designation governing the Series B Stock, but to date have not exercised this right. Our Bylaws do not provide for cumulative voting by stockholders.
      The holders of a majority of our outstanding voting securities, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for the purposes of determining the presence of a quorum. Accordingly, abstentions (referred to as withheld votes with respect to the election of directors) and broker non-votes (where a broker indicates that it has not been instructed by its customer as to how to vote on particular matter and does not have discretionary voting power under the rules of the National Association of Securities Dealers (“NASD”)) will be counted for determining the presence of a quorum for the transaction of business at the Annual Meeting. Under the rules of the NASD, certain matters submitted to a vote of the stockholders are considered by the NASD to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the meeting. “Routine” matters to be acted upon at the Annual Meeting include Proposal 3 and Proposal 4, discussed below.
      Proposal 1 — Approval of amendment of our 2001 Stock Incentive Plan (the “plan”) to increase the shares available for grant under the plan by an additional 5,000,000 shares — To be adopted, the proposal must receive the affirmative vote of the majority of the voting power represented in person or by proxy at the Annual Meeting. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions are treated as represented at the meeting and will have the effect of votes against the proposal.
      Proposal 2 — Approval of the exchange of certain stock options held by certain executive officers for restricted stock — To be adopted, the proposal must receive the affirmative vote of (i) the holders of a majority of the outstanding shares of common stock (not including shares of common stock issuable upon conversion of the Series A Stock and Series B Stock) present in person or represented by proxy and entitled to vote at the Annual Meeting, (ii) the holders of a majority of the outstanding shares of Series A Stock, voting as a separate class and (iii) the holders of a majority of the outstanding shares of Series B Stock, voting as a separate class. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions are treated as represented at the meeting and will have the effect of votes against the proposal.
      Proposal 3 — Election of seven members of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified — Directors are elected by a plurality of the shares of common stock or, in the case of the Series A Director by a majority of the shares of Series A Stock, represented and voted at the Annual Meeting. Abstentions and withheld votes will not be taken into account in determining the outcome of the election.
      Proposal 4 — Ratification of the appointment of Grant Thornton LLP as our independent auditors for fiscal year 2007  — To be ratified, the proposal must receive the affirmative vote of a majority of the voting power represented in person or by proxy at the Annual Meeting. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.
Solicitation
      The expense of soliciting proxies, including the expense of preparing and mailing proxy solicitation materials, will be borne by us. Proxies will be solicited principally through the use of the mail, but our directors, officers and regular employees may solicit proxies personally or by telephone or special letter without any additional compensation. We will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from brokers, bank nominees and other institutional holders. We do not expect that our costs for such services, if they are engaged, will be material.
PROPOSAL ONE
APPROVAL OF AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN
      Our stockholders are being asked to act upon a proposal to amend our 2001 Stock Incentive Plan (the “plan”) to increase the number of shares of common stock available for grant by an additional 5,000,000 shares. On July 28, 2006, the Board of Directors (the “board”) approved, subject to approval by the stockholders, an amendment to increase the number of shares issuable over the term of the plan by 5,000,000 shares.
      On July 11, 2001, our stockholders approved and adopted the plan, and an aggregate of 4,000,000 shares of common stock were initially reserved for issuance under the plan and available for grant thereunder, subject to adjustment in the event of a stock split, stock dividend, or other similar change in the common stock or our capital structure. In addition, on the first business day of each calendar year, the aggregate number of shares of common stock available under the plan is increased by a number equal to three percent (3%) of the number of shares of common stock outstanding (which does not include shares of common stock issuable upon conversion of outstanding shares of convertible preferred stock) as of December 31 of the immediately preceding calendar year.
      On August 21, 2003, our stockholders approved and adopted an amendment to the plan, increasing the number of shares issuable over the term of the plan by 2,500,000 shares to 8,461,910.
      Under the plan as amended to date, the maximum aggregate number of shares of common stock for issuance is 11,593,792, which includes the annual automatic increases on December 31, 2003, December 31, 2004, and December 31, 2005. As of July 28, 2006, a total of 1,106,317 shares remained available for future grant under the plan.
      If the proposed amendment is approved by the stockholders on                     , 2006, the maximum aggregate number of shares issuable over the term of the plan will be 16,593,792 shares and a total of 6,106,317 shares will be available for future grant under the plan. In addition, on the first business day of each calendar year, the aggregate number of shares of common stock available under the plan is increased by a number equal to three percent (3%) of the number of shares of common stock outstanding (which does not include shares of common stock issuable upon conversion of outstanding shares of convertible preferred stock) as of December 31 of the immediately preceding calendar year. The complete text of the plan, as proposed to be amended is attached as Appendix A.
      Based on historical rates of options granted under the plan, the company may not otherwise have a sufficient number of shares available for future grants during the next 12 months. Therefore, additional shares need to be allocated to the plan so that the company can continue to use the plan to provide incentive, through ownership of its common stock, to its employees and others who perform substantial services to the company and to help the company compete effectively with other enterprises for the services of qualified individuals. Should such stockholder approval not be obtained, the board will suspend granting options under the plan once current available shares are fully utilized.
Summary of the 2001 Stock Incentive Plan
      The principal terms of the plan are summarized below. This summary does not purport to be complete, and is subject to, and qualified by reference to, all provisions of the plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix A.
      Purpose. The purpose of the plan is to provide our employees and others who perform substantial services to us an incentive, through ownership of our common stock and options to purchase our common stock, to continue in our service, and to help us compete effectively with other enterprises for the services of qualified individuals.
      Stock Subject to the Plan. Subject to the provisions of section 10 of the plan, the maximum aggregate number of shares which may be issued pursuant to all awards shall be 8,461,910 shares, and commencing with the first business day of each calendar year thereafter beginning with January 2, 2004, such maximum aggregate number of shares shall be increased by a number equal to three percent (3%) of the number of shares outstanding as of December 31 of the immediately preceding calendar year. Notwithstanding the foregoing, subject to the provisions of section 10 of the plan, the maximum aggregate number of shares available for grant of incentive stock options shall be 6,500,000 shares, and such number shall not be subject to annual adjustment as described. Notwithstanding the foregoing, the maximum aggregate number of shares which may be issued pursuant to all awards of restricted stock is 6,500,000 shares. The shares to be issued pursuant to awards may be authorized, but unissued, or reacquired common stock.
      Any shares covered by an award (or portion of an award) which is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the plan. Shares that actually have been issued under the plan pursuant to an award shall not be returned to the plan and shall not become available for future issuance under the plan, except that if unvested shares are forfeited, or repurchased by the company at their original purchase price, such shares shall become available for future grant under the plan.
      Administration. The plan is administered by our Board of Directors or a committee of the Board appointed by the Board (the “plan administrator”). The committee, if so appointed, must be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”). The plan authorizes the plan administrator to select our employees, directors and consultants to whom incentive stock options, non-qualified stock options and other awards (collectively “awards”) may be granted and to determine the terms and conditions of any award. With respect to awards subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the committee must be comprised solely of two or more “outside directors” as defined under Section 162(m) of the Code and applicable tax regulations. For grants of awards to individuals not subject to Rule 16b-3 and Section 162(m) of the Code, the plan administrator may authorize one or more officers to grant such Awards.
      Subject to applicable laws, the plan administrator has the authority, in its discretion, to select employees, directors and consultants to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of common stock or the amount of other consideration to be covered by each award, to approve award agreements for use under the plan, to determine the terms and conditions of any award, to amend the terms of any outstanding award granted, to construe and interpret the terms of the plan and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to take such other action not inconsistent with the terms of the plan as the administrator deems appropriate.
      Eligibility. The plan permits the grant of incentive stock options within the meaning of Section 422 of the Code only to our employees or employees of any parent or subsidiary corporation. Awards other than incentive stock options may be granted to employees, directors or consultants of these entities.
      Terms and Conditions of Awards. The plan administrator is authorized to award any type of arrangement to an employee, director or consultant that is consistent with the provisions of the plan and that by its terms involves or might involve the issuance of (a) shares of common stock, (b) an option, stock appreciation right, or similar right with a fixed or variable price related to the fair market value of our common stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions or (c) any other security with value derived from the value of our common stock. Subject to the terms of the plan, the plan administrator shall determine the provisions, terms and conditions of each award, including, but not limited to, the award vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like.
      Each award is designated in an award agreement. In the case of an option, the option is designated as either an incentive stock option or a non-qualified stock option. To the extent that the aggregate fair market value of shares of our common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options are treated as non-qualified stock options.
      The maximum number of shares with respect to which options or stock appreciation rights may be granted to any participant in any fiscal year is 400,000 shares. However, in connection with his or her commencement of services with us, a participant may be granted options or stock appreciation rights for up to an additional 600,000 shares which does not count against the limit set forth in the previous sentence. The foregoing limitations are adjusted proportionately by the plan administrator in connection with any change in our capitalization due a stock split, stock dividend or similar event affecting our common stock and its determination is final, binding and conclusive.
      Under Section 162(m) of the Code, no deduction is allowed in any taxable year for compensation in excess of $1,000,000 paid to our Chief Executive Officer and each of our four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options and stock appreciation rights may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options or stock appreciation rights granted under such a plan and with an exercise price equal to the fair market value of the company’s common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations, if any option or stock appreciation right is cancelled, the cancelled award continues to count against the maximum number of shares of common stock with respect to which an award may be granted to a participant.
      The term of an award may not be for more than ten years from date of grant (or five years in the case of incentive stock options granted to any grantee who owns stock representing more than ten percent of our combined voting power or of any parent or subsidiary corporation of the company).
      Grants by Plan Administrator. The plan authorizes the plan administrator to grant incentive stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than ten percent of the combined voting power of the company or of any parent or subsidiary corporation of the of the fair market value of the common stock on the date the option is granted. The exercise price of non-qualified stock options shall not be less than 85% of the fair market value on the date the option is granted. The exercise price of awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code may not be less than 100% of the fair market value on the date the option is granted. Subject to applicable laws, the consideration to be paid for the shares of common stock to be issued upon exercise or purchase of an award, including method of payment, shall be determined by the plan administrator. In addition to any other types of consideration the plan administrator may, for example, accept as consideration cash, check, promissory note with such recourse, interest, security and redemption provisions as the plan administrator determines to be appropriate, shares of common stock, or the like or any combination of the foregoing methods of payment.
      Termination of Employment. An award may not be exercised after the termination date as set forth in the award agreement. In the event the employment of a participant in the plan terminates, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of employment, the award must terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, converts automatically to a non-qualified stock option and thereafter is exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.
      Transferability of Awards. During their lifetime, those who hold incentive stock options cannot transfer these options other than by will or by the laws of descent or distribution. The options may be exercised during the lifetime of the participant only by the participant; provided, however, that the participant may designate a beneficiary of his or her incentive stock option in the event of his or her death. Other awards may be transferred by gift or through a domestic relations order to members of a participant’s immediate family to the extent provided for in the award agreement or in the manner and to the extent determined by the plan administrator.
      Adjustments Upon Changes in Capitalization. Subject to any required action by our stockholders, the number of shares of common stock covered by outstanding awards, the number of shares of common stock that have been authorized for issuance under the plan, the exercise or purchase price of each outstanding award, the maximum number of shares of common stock that may be granted to any participant in a fiscal year, and the like, may be proportionally adjusted by the plan administrator in the event of (a) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the common stock, (b) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the company or (c) as the plan administrator may determine in its discretion, any other transaction with respect to common stock to which Section 424(a) of the Code applies or any similar transaction; provided, however, that conversion of any convertible securities of the company will not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the plan administrator and its determination is final, binding and conclusive.
      Corporate Transactions. In the event of a corporate transaction (such as a merger or consolidation in which we are not the surviving legal entity; the sale, transfer or other disposition of all or substantially all of our assets; the approval by our stockholders of any plan or proposal for our liquidation or dissolution; a reverse merger in which we are the surviving legal entity but in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to persons different from those who held the securities immediately prior to such merger; or the acquisition by a person or group of persons of beneficial ownership of securities representing more than 50% of our total combined voting power of outstanding securities) each award which is at the time outstanding becomes fully vested and exercisable and will be released from any restrictions on transfer (other than transfer restrictions applicable to options). Effective upon the consummation of the corporate transaction, all outstanding awards terminate. However, all such awards do not terminate if the awards are assumed by the successor corporation. In addition, an outstanding award does not fully vest and become exercisable and released from such restrictions if the award is assumed or replaced with a comparable award by the successor corporation. If an award is assumed or replaced with a comparable award by the successor corporation and the continuous service of the grantee is terminated by the successor corporation without cause or voluntarily by the grantee with good reason within 12 months of a corporate transaction, each award of such grantee becomes fully vested and exercisable and is released from any restrictions on transfer (other than transfer restrictions applicable to options) and repurchase or forfeiture rights.
      Following a change in control (such as a change in ownership or control effected through the direct or indirect acquisition by any person or related group or persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our stockholders which a majority of continuing directors who are not affiliates or associates of the offeror do not recommend such stockholders accept, or a change in the composition of the board over a period of 36 months or less such that a majority of the board ceases to be comprised of individuals who are continuing directors) and upon the termination of continuous service of a grantee if such continuous service is terminated by us without cause or voluntarily by the grantee with good reason within 12 months of a change in control, each award of such grantee shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to options) and repurchase or forfeiture rights.
      Effective upon the consummation of a related entity disposition (such as the sale, distribution or other disposition by us of all or substantially all of our interests in any parent, subsidiary or any entity in which we, a parent or subsidiary, hold a substantial ownership interest), for purposes of the plan, the continuous service of each grantee who is engaged primarily in the service of the related entity is deemed to terminate and each award of such grantee automatically becomes fully vested and exercisable and is released from any restrictions on transfer (other than transfer restrictions applicable to options). However, the continuous service of the grantee does not terminate and an outstanding award does not fully vest and become exercisable and released from such restrictions if the award is assumed or replaced with a comparable award by the successor entity. If an award is assumed or replaced with a comparable award by the successor entity and the continuous service of the grantee is terminated by the successor entity without cause or voluntarily by the grantee with good reason within 12 months of a related entity disposition, each award of such grantee becomes fully vested and exercisable and is released from any restrictions on transfer (other than transfer restrictions applicable to options) and repurchase or forfeiture rights.
      Amendment, Suspension or Termination of the Plan. The board may at any time amend, suspend or terminate the plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein, we will obtain stockholder approval of any amendment to the plan in such a manner and to such a degree as required. The plan will terminate in July 2011 unless previously terminated by the board of directors. Any amendment, suspension or termination of the plan does not affect awards already granted and such awards shall remain in full force and effect as if the plan had not been amended, suspended or terminated.
Certain Federal Tax Consequences
      The following summary of the federal income tax consequences of the plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences; federal and state estate, inheritance and gift taxes; or guidance that may be issued by the Department of Treasury under Section 409A of the Code.
      Non-Qualified Stock Options. The grant of a non-qualified stock option under the plan will not result in any federal income tax consequences to the participant or to the company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long- or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.
      In the event a non-qualified stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.
      Incentive Stock Options. The grant of an incentive stock option under the plan will not result in any federal income tax consequences to the participant or to the company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.
      If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (a) the difference between the amount realized on the disposition and the exercise price or (b) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long- or short-term capital gain, depending on whether the stock was held for more than one year. The company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant.
      The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If the participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
      In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a non-qualified stock option.
      Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.
      Recipients of restricted stock may make an election under Section 83(b) of the Code (“Section 83(b) election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) election must be made within 30 days from the time the restricted stock is issued.
      Stock Appreciation Rights. Recipients of stock appreciation rights generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of a stock appreciation right.
      We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as we withhold the appropriate taxes with respect to such income and the individual’s total compensation is deemed reasonable in amount. Participating individuals will recognize gain upon the disposition of any stock received on exercise of a stock appreciation right equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the stock was held for more than one year.
      A stock appreciation right can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code. A stock appreciation right that does not meet the requirements of Section 409A of the Code will result in an additional 20% tax obligation, plus penalties and interest to such recipient. Currently, how the additional tax, penalties and interest will be applied is unclear.
      Performance Units. Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Participants will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long- or short-term capital gain depending on whether the shares were held for more than one year. The company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

      Performance units also can be considered nonqualified deferred compensation and subject to the new Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. A grant of performance units that does not meet the requirements of Section 409A of the Code will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently, how the additional tax, penalties and interest will be applied is unclear.
      Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. The company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the company withholds the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.
      The foregoing summary of the federal income tax consequences of plan transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss foreign, state or local tax consequences.
      The following table sets forth with respect to the plan (a) the total number of shares of common stock subject to options granted during fiscal year 2006, (b) the average per share exercise price of such options, (c) the total number of shares of restricted stock granted during fiscal year 2006, (d) the U.S. dollar value of such shares of restricted stock, based on the closing price of our common stock on the Nasdaq Capital Market as of April 1, 2006 ($1.39), (e) the total number of common stock equivalents granted during fiscal year 2006, and (f) the U.S. dollar value of such common stock equivalents. No other types of awards were granted under the Plan during fiscal year 2006.

Dollar
	Number of		Number of	Value of		Dollar Value of
	Options	Average	Shares of	Shares of	Number of	Shares of
	Granted	Per Share	Restricted	Restricted	Common	Common Stock
	Under	Exercise	Stock	Stock	Stock	Equivalents
Name and Title	2001 Plan	Price ($)	Granted	Granted ($)	Equivalents	Granted ($)

Thomas P. Raimondi, Jr.	—	—	—	—	—	—
President and Chief
Executive Officer
Keith Clark	—	—	—	—	—	—
Executive VP, Europe
Scott Poteracki	—	—	—	—	—	—
Executive VP, Chief Financial Officer
Richard L. Ruskin	—	—	—	—	—	—
Executive VP, U.S. Sales & Marketing
Todd Williams	—	—	—	—	—	—
VP, Corporate Controller Principal Accounting Officer
All executive officers, as a group	—	—	—	—	—	—
All directors who are not executive officers, as a group	150,000	$1.45	—	—	—	—
All employees and consultants who are not executive officers, as a group	901,000	$1.60	—	—	—	—

Board Recommendation and Vote Required
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENT OF OUR 2001 STOCK INCENTIVE PLAN. To be adopted, the proposal must receive the affirmative vote of a majority of the voting power represented in person or by proxy at the meeting. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the proposal to approve the amendment to the 2001 Stock Incentive Plan.
PROPOSAL TWO
APPROVAL OF THE EXCHANGE OF CERTAIN STOCK OPTIONS
HELD BY CERTAIN EXECUTIVE OFFICERS FOR RESTRICTED STOCK
(THE “EXECUTIVES’ REPURCHASE”)
      On May 18, 2006, our Board of Directors approved, subject to stockholder approval, the Executives’ Repurchase. Pursuant to the Executives’ Repurchase, (i) all currently outstanding options, whether vested or unvested, issued under our 2001 Stock Incentive Plan and 1992 and 1996 Stock Option Plans to our Chief Executive Officer and Controller/ Principal Accounting Officer with exercise prices above $2.00 would be cancelled in exchange for awards of restricted stock, and (ii) all currently outstanding options, whether vested or unvested, issued under our 1992 and 1996 Stock Option Plans to our Executive Vice President, Europe with exercise prices above $5.00 would be cancelled in exchange for awards of restricted stock. An aggregate of 1,730,000 shares of restricted stock will be issued and an aggregate amount of 1,326,675 shares will be cancelled, if stockholders approve Proposal Two. The restricted stock to be awarded will vest over 3 years, 33.33% on the first anniversary of the date of grant and the remaining unvested shares will vest 4.16% at the end of the 13th month and each month thereafter.
      The board has determined that it is in the best interest of the company to provide our Chief Executive Officer, Controller/ Principal Accounting Officer and Executive Vice President, Europe with restricted stock in exchange for the cancellation of the aforementioned outstanding stock options in order to provide these individuals with greater incentive for future performance.
      The following table indicates the stock options to be cancelled and the number of shares of restricted stock to be awarded.

		Market Price
		of Common
		Stock at Time	Weighted-
		the Board	Average
	Number of	Approved the	per Share	Number of	Price of
	Stock	Cancellation of	Exercise Price of	Restricted	Restricted
	Options to be	Stock Options	Stock Options to	Stock to be	Stock per
Name & Title	Cancelled	(May 18, 2006)	be Cancelled	Awarded	Share

Thomas P. Raimondi, Jr.,	1,094,175	$1.27	$3.11	1,400,000	$0.01
President and Chief Executive Officer
Todd Williams	80,000	$1.27	$3.11	80,000	$0.01
VP, Corporate Controller
& Principal Accounting Officer
Keith Clark	152,500	$1.27	$15.09	250,000	$0.01
Executive VP, Europe
      There should not be any taxable income attributable to the exchange of options for restricted stock grants under this Proposal Two. For a general description of the taxation of options and restricted stock, please see the “Certain Federal Tax Consequences” discussion of Proposal One.

Board Recommendation and Vote Required
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO. The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock (not including shares of Common Stock issuable upon conversion of the Series A and B Convertible Preferred Stock) present in person or represented by proxy and entitled to vote at the Annual Meeting and (ii) the holders of a majority of the outstanding shares of Series A and B Convertible Preferred Stock, voting as a separate class, is required to approve this Proposal Two. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not affect the outcome. Abstentions are treated as represented at the meeting and will have the effect of votes against the proposal.
PROPOSAL THREE
ELECTION OF DIRECTORS
      Our Board of Directors consists of seven persons, each serving until the next annual meeting of stockholders or until his successor has been duly elected and qualified.
      In accordance with the process described below under the heading “The Director Nominating Process” the Board of Directors has proposed the following nominees for election as directors by holders of common stock: Thomas P. Raimondi, Jr., William Atkins, Lawrence P. Begley, Franz L. Cristiani, Ronald E. Heinz, Jr., and Kent D. Smith. Michael Pehl has been nominated for election as the Series A Director, which he currently serves as, by holders of Series A Stock. The persons named in the enclosed proxy card intend to vote the proxy for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees. Mr. Atkins was recommended to the nominating committee by members of the board. Mr. Heinz was recommended to the nominating committee by The Canopy Group, Inc. (the “Canopy”), one of its stockholders.
Board Recommendation and Vote Required
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. The proxies given to the proxyholders will be voted or not voted as directed thereon, and if no direction is given, common stock will be voted “FOR” approval of Thomas P. Raimondi, Jr., William Atkins, Lawrence P. Begley, Franz L. Cristiani, Ronald E. Heinz, Jr., and Kent D. Smith, and holders of Series A Stock will be voted “FOR” approval of Michael Pehl. As of                    , 2006, the holders of Series B Stock have not elected to designate a director nominee. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any of the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other persons to the office of director as the Board of Directors may recommend in the place of such nominees.

Nominees for Director
      The following table sets forth the names, ages and positions of all directors as of                     , 2006. A summary of the background and experience of each of these individuals is set forth after the table.
      There are no family relationships among our directors or executive officers.
DIRECTORS

Name	Age	Position(s)	Committee(s)

Thomas P. Raimondi, Jr.	48	Chairman of the Board of Directors, President and Chief Executive Officer, Nominee
William Atkins	67	Nominee
Lawrence P. Begley(1)	50	Director, Nominee	Audit, Compensation and Nominating
Franz L. Cristiani(2)	64	Director, Nominee	Audit and Nominating
Ronald E. Heinz, Jr.	47	Nominee
William Mustard(3)	53	Director	Nominating
Michael Pehl(4)	45	Director, Nominee
John T. Repp	68	Director	Compensation
Kent D. Smith	57	Director, Nominee	Audit and Compensation

(1)	Chairman of the Compensation Committee.

(2)	Chairman of the Audit Committee and Lead Director.

(3)	Chairman of the Nominating Committee.

(4)	Series A Director.
      Thomas P. Raimondi, Jr. was named our President and Chief Executive Officer in December 1999 and Chairman of the Board of Directors in July 2002. From April 2001 until July 2002, Mr. Raimondi was Vice Chairman of the Board of Directors. From July 1998 to December 1999, Mr. Raimondi was our Chief Operating Officer. Mr. Raimondi served as Senior Vice President and General Manager from May 1996 until July 1998 and was Vice President, Strategic Planning, Product Marketing and Director of Marketing from 1987 until May 1996. Mr. Raimondi joined our company in 1987. Mr. Raimondi was a member of the Board of Directors of The SCO Group, Inc. (formerly Caldera Systems Inc.) from September 1999 to December 2004.
      William Atkins is a nominee for director. Mr. Atkins has worked in the technology and consulting industry for over 45 years and retired as a Senior Partner of Deloitte Consulting in 2001. During his 35 years with Deloitte & Touche, he managed consulting practices at the office, regional, national and global levels and started, acquired, merged and sold technology subsidiaries of Deloitte Consulting. In the last five years, Mr. Atkins has consulted with multi-national firms and companies headquartered in the United States, Europe and Asia/ Pacific. Currently, he serves as a member of the Board of Directors of Optaros, an open source consulting and systems integration company, a private company.
      Lawrence P. Begley was elected a director in February 2005. Mr. Begley is presently self-employed as a consultant and is a certified public accountant. From March 2000 to May 2001, Mr. Begley served as Executive Vice President, Chief Financial Officer and Treasurer for CCBN.com, a global leader in direct Internet communications between public companies and the investment community. From November 1999 to February 2000, Mr. Begley was Executive Vice President, Chief Financial Officer and Director for Razorfish,

a global digital solutions provider. Mr. Begley has been a member of the Board of Directors of Keane, Inc., since May 2005. Mr. Begley also serves as a member of the Board of Directors of various privately held companies.
      Franz L. Cristiani was elected a director in December 2000. From 1976 to 1999, Mr. Cristiani was a partner with Arthur Andersen & Co., specializing in accounting services offered to public companies. Mr. Cristiani is presently self-employed. Mr. Cristiani has been a member of the Board of Directors of Nature’s Sunshine Products Inc., since May 2004 and was a member of the Board of Directors of BioMarin from June 2002 to June 2006. Mr. Cristiani also serves as a member of the Board of Directors of Vitasoy USA, a subsidiary of a Hong Kong public company, and Accuray, Inc., a private company.
      Ronald E. Heinz, Jr. is a nominee for director. Mr. Heinz is the Managing Director of Canopy Venture Partners, LLC, a venture capital firm and an affiliate of The Canopy Group, Inc. Since 2003, Mr. Heinz has served as Chairman of the Board and Chief Executive Officer of Helius, Inc., an IP data broadcasting company and a portfolio company of The Canopy Group, Inc. Prior to joining Helius, Mr. Heinz was the Chief Executive Officer of Phobos Corporation, an internet traffic management company that was acquired by SonicWALL, Inc. Post-merger, he served as Chief Operating Officer and Senior Vice President, Worldwide Sales and Marketing of SonicWALL from 2000 to 2003. Before joining Phobos, Mr. Heinz worked at Novell, Inc., for more than 12 years in various management roles, including most recently as a Corporate Officer and Senior Vice President, Worldwide Sales. Mr. Heinz serves as a member of the Board of Directors of several privately held companies, including DirectPointe, a company that provides outsourced IT management services. See “Certain Relationships and Related Transactions,” below.
      William Mustard was elected a director in April 2005. Mr. Mustard is the founder and Managing Director of Cairn Executive LLC, which provides advisory and management solutions for companies facing business challenges. Mr. Mustard was President and CEO of The Canopy Group, Inc., a technology venture fund from December 2004 to December 2005. Prior to advising Canopy, Mr. Mustard held a number of positions with the Stenbeck organization of companies including CFO of Millicom Inc., an international telecommunications and media group from 1992 to 1993; President and CEO of Great Universal Inc., a start-up investment holding company — a subsidiary of Millicom International Cellular S.A., from 1994 to 2003; and Managing Director of SISF, an international professional services organization providing business risk management, financial investigation and corporate governance services from 2000 to 2003. Mr. Mustard was also a Managing Director of Smooth Engine Inc., a growth consulting firm from 2003 to 2004. On June 15, 2006, William Mustard announced his decision to not stand for re-election to the company’s Board of Directors after a year of service. We thank him for his contribution.
      Michael Pehl was elected as a director in June 2004. Mr. Pehl has been an Operating Partner of Advent International Corporation (“Advent”) since 2000. Prior to working with Advent, he was President and COO of Razorfish Inc., which he joined in 1999 following the merger of Razorfish and iCube. Mr. Pehl was Chairman and CEO of iCube from 1996 to 1999. Prior to iCube, he founded International Consulting Solutions (“ICS”), an SAP implementation and business process consultancy. Since August 2003, Mr. Pehl has served as a member of the Board of Directors of Aspen Technology, Inc., a provider of software and services company to the process industries. The holders of the Series A Stock are entitled to elect one director to our board. Mr. Pehl serves as the Series A director. See “Certain Relationships and Related Transactions,” below.
      John T. Repp has been a director since February 1998. Mr. Repp has been a sales consultant to several technology firms, including ours, since 1996. From 1989 to 1995, Mr. Repp was the Vice President of Sales for Seagate Technology, Inc., a software developer and manufacturer of disk drives. Prior to joining Seagate, Mr. Repp spent twenty-two years with Control Data Corporation in various positions in sales and operations. On July 21, 2006, John T. Repp announced his decision to not stand for re-election to the company’s Board of Directors after eight years of service. We thank him for the many years of service and contribution.
      Kent D. Smith was elected a director of our company in August 2001. Mr. Smith is Vice President, Business Development of Wily Technology from 2002 through the present time. Mr. Smith was a partner with Smith, Diamond and Associates, a consulting firm specializing in sales and services consulting for technology companies, from February 2001 to June 2002. From 1995 to 2001, Mr. Smith was an Executive Vice President for Worldwide Sales with Legato Systems, Inc., an organization that delivers worldwide enterprise class software solutions and services.
Directors’ Fees and Options
      Each non-employee director receives annual compensation in the amount of $25,000, paid in quarterly installments at the beginning of each fiscal quarter. In addition, each Compensation Committee member, Audit Committee member, Nominating Committee member, Committee Chairman and Lead Director receives annual fees of $2,500, $5,000, $2,500, $5,000 and $15,000, respectively. Our employee director, Mr. Raimondi, did not receive any cash compensation for serving on the Board of Directors for the fiscal year ended April 1, 2006, but was reimbursed for expenses incurred in attending board meetings. Each non-employee director is included in our executive medical plan. During fiscal 2006, we paid $19,692 and $4,595 for medical expenses not otherwise covered by insurance for Messrs. Cristiani and Repp, respectively.
      Our non-employee directors are permitted to participate in our investment and tax planning program. During fiscal year 2006, no expenses were reimbursed to, or fees incurred on behalf of, any non-employee director under this program.
      Each non-employee director is granted a nonqualified option to purchase 50,000 shares of common stock under our 2001 Non-Employee Director Option Program (the “Program”) upon election or appointment to the Board of Directors. In addition, the Program provides that each non-employee director who is a director immediately prior to an annual meeting of our stockholders and who continues to be a director after such meeting, provided that such director has served as such for at least 11 months, will be granted an option to purchase 25,000 shares of common stock on the related annual meeting date. Options granted under the Program vest and become exercisable in three equal installments on each anniversary of their respective grant date. Mr. Begley was granted an option to purchase 50,000 shares of common stock with an exercise price of $2.70 on his election in February 2005. Mr. Mustard was granted an option to purchase 50,000 shares of common stock with an exercise price of $1.46 on his election in April 2005. On November 1, 2005, we granted each non-employee director other than Messrs. Begley and Mustard an option to purchase 25,000 shares of common stock with an exercise price of $1.44. Immediately after our Annual Meeting, Messrs. Begley, Cristiani, Pehl, and Smith will be granted options to purchase 25,000 shares of common stock at the fair market value on such date.
      At various times from March 2005 to March 2006, we issued options to purchase shares of our common stock under our 2001 Stock Incentive Plan to our directors, employees and consultants, with exercise prices ranging from a minimum of $1.44 per share to a maximum of $2.45 per share, for the purpose of providing incentive compensation to those directors, employees and consultants. The aggregate exercise price of the issued options is $1,200,000. The options were issued in accordance with applicable federal securities laws and registered on Form S-8. We believed in good faith that we could rely on a prior qualification order issued pursuant to Section 25111 of the Code or an exemption from the qualification requirements thereof; however, the options may not in fact have been issued in compliance with the provisions of Section 25110 of the Code. In order to comply with the securities laws of California, where we have our headquarters, we expect to apply for approval of the terms of a repurchase offer. Under the terms proposed to be submitted to the California Department of Corporations, we would offer to repurchase any outstanding options issued during such period for a cash price equal to 20% of the aggregate exercise price of the option, plus interest at an annual rate of 7%. There is no assurance that the terms of the repurchase offer will be approved, and we could be required to offer a higher repurchase price or to extend the offer to a greater number of persons.
      During this period, all of our non-employee directors received the grants described above. All of our non-employee directors have executed releases as to any claims they might have under our repurchase offer and waived any rights thereunder.

Director Independence
      The Board of Directors has determined that each member of the board is currently an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules, with the exception of Mr. Raimondi, our Chief Executive Officer, and Mr. Pehl. In reaching this conclusion, the board considered relevant facts and circumstances with respect to any direct or indirect relationships between our company and each of the other non-management directors. The board determined that any relationships that now exist, or may have existed in the past, between our company and each of the other non-management directors have no material effect on their independence and do not otherwise disqualify any of them from being deemed an independent director under applicable Nasdaq Marketplace Rules.
      In accordance with the Board of Directors’ independence determination, three of the five current members of the board that are standing for election are independent directors. The board has determined that Mr. Atkins, if elected, will be an independent director and Mr. Heinz, if elected, will not be deemed an independent director under applicable Nasdaq rules. All of the members of the standing committees of the board are currently independent directors.
Communications with the Board
      Stockholders and other parties interested in communicating with the non-management directors as a group may do so by writing to the Board of Directors, c/o Corporate Secretary, MTI Technology Corporation, 17595 Cartwright Road, Irvine, California 92614. The Secretary will review and forward to the appropriate members of the board copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the board or its committees or that the Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Audit Committee.
Code of Business Conduct
      We have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including our principal executive officer, principal financial officer, and principal accounting officer. Our Code of Business Conduct and Ethics can be found on our website at www.mti.com. We will provide a copy of the Code to any person, without charge, upon written request to our Corporate Secretary.
Committees of the Board
      Our Board of Directors currently has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.
      Audit Committee. The members of the Audit Committee during fiscal year 2006 were Messrs. Begley, Cristiani, Repp and Smith. On June 25, 2005, Mr. Repp resigned as a member of the Audit Committee. Mr. Cristiani serves as the Chairman of the Audit Committee. In July 2004, our Board of Directors adopted the Amended and Restated Charter for the Audit Committee. The Amended and Restated Charter of the Audit Committee can be found on our website at www.mti.com. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined in applicable rules of Nasdaq and the Securities and Exchange Commission (the “SEC”). The functions of the Audit Committee are discussed in its charter, and include:

•	appointing, compensating and overseeing of our independent auditors;

•	overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•	reviewing and approving related party transactions;

•	discussing earnings press releases and financial information and earnings guidance provided to analysts and rating agencies; and

•	producing an annual report for inclusion in our Proxy Statement, in accordance with applicable rules and regulations.
      Mr. Cristiani was a partner with Arthur Andersen from 1976 to 1999, specializing in accounting services provided to public companies. The Board of Directors has determined that Mr. Cristiani is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules of Nasdaq. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules of Nasdaq.
      Compensation Committee. The members of the Compensation Committee during fiscal year 2006 were Messrs. Begley, Repp and Smith. On May 25, 2006, Mr. Smith resigned as Chairman of the Compensation Committee, but remained a member of the Committee. On May 25, 2006, Mr. Begley was appointed Chairman of the Compensation Committee. The Board of Directors has determined that each of the members of the Compensation Committee is an independent director as defined in applicable Nasdaq rules. The Compensation Committee reviews and approves salary and bonus levels and stock option grants for executive officers and administers our 2001 Stock Incentive Plan.
      Nominating Committee. The members of the Nominating Committee during fiscal year 2006 were Messrs. Begley, Cristiani and Mustard. Mr. Mustard served as the Chairman of the Nominating Committee during fiscal year 2006. The Board of Directors has determined that each of the members of the Nominating Committee is an independent director as defined in applicable Nasdaq rules. The Nominating Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the director nominees for the next annual meeting of stockholders. The Board of Directors has established the goals and procedures described below for the Nominating Committee in order for it to carry out these functions. A copy of the Goals and Procedures of the Nominating Committee can be found on our website at www.mti.com.
      The Director Nominating Process. In identifying new board candidates, the Nominating Committee will seek recommendations from existing board members and executive officers. In addition, the Nominating Committee intends to consider any candidates that may have been recommended by any of our stockholders who have adhered to the procedures described below. The Nominating Committee also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist in identifying qualified candidates for the board.
      In assessing and selecting board candidates, the Nominating Committee considers such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience; the candidate’s reputation for integrity; and the candidate’s participation in community and local, state, regional or national charitable organizations. When selecting a nominee from among candidates considered, the Nominating Committee will conduct background inquiries of and interviews with the candidates the Nominating Committee members believe are best qualified to serve as directors. The Nominating Committee members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of our company, including membership on board committees; whether the candidate’s skills and experience would add to the overall competencies of the board; and whether the candidate has any special background or experience relevant to our business.
      Stockholder Recommendation of Board Candidate. Any stockholder desiring to submit a recommendation for consideration by the Nominating Committee of a candidate that the stockholder believes is qualified to be a board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Nominating Committee not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the recommendation must be received within a reasonable time before we begin to print and mail our proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and of the person or persons being recommended for consideration as a candidate for board membership; (ii) the number of shares of voting stock of our company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings, that relate to the election of our board of directors, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder and any other person or persons (naming such other person or persons); (iv) such other information regarding each such recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of each such recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. Such nominations should be sent to the Nominating Committee, c/o Corporate Secretary, MTI Technology Corporation, 17595 Cartwright Road, Irvine, California 92614.
Compensation Committee Interlocks and Insider Participation
      As of April 1, 2006, the Compensation Committee consisted of Messrs. Begley, Repp, and Smith. None of these persons is or has been an officer or employee of our company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks among our company and other entities involving its executive officers and members of the Board of Directors who serve as executive officers of such entities.
Attendance at Board, Committee and Annual Meetings
      During the fiscal year ended April 1, 2006, the Board of Directors met 12 times. In addition, the Audit Committee met 8 times and the Compensation Committee also met 8 times during fiscal year 2006. The Nominating Committee did not meet during fiscal year 2006. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served. All directors then serving attended last year’s Annual Meeting of the Stockholders on October 13, 2005, which meeting was reconvened to November 1, 2005. Messrs. Cristiani and Mustard attended the reconvened meeting.
Executive Officers
      The following table sets forth the names and ages of all executive officers of our company as of                     , 2006. A summary of the background and experience of each of these individuals is set forth below.

Name	Age	Position(s)

Thomas P. Raimondi, Jr.	48	Chairman, President and Chief Executive Officer
Edward C. Ateyeh, Jr. (Ed Taylor)	53	Executive Vice President, U.S. Services and President of Collective Technologies
Keith Clark	52	Executive Vice President, Europe
Scott Poteracki	53	Executive Vice President, Chief Financial Officer and Secretary
Richard L. Ruskin	47	Executive Vice President, U.S. Sales and Marketing
Todd Williams	30	Vice President, Corporate Controller and Principal Accounting Officer
      Thomas P. Raimondi, Jr. was named our President and Chief Executive Officer in December 1999 and Chairman of the Board of Directors in July 2002. From April 2001 until July 2002, Mr. Raimondi was Vice Chairman of the Board of Directors. From July 1998 to December 1999, Mr. Raimondi was our Chief Operating Officer. Mr. Raimondi served as Senior Vice President and General Manager from May 1996 until July 1998 and was Vice President, Strategic Planning, Product Marketing and Director of Marketing from 1987 until May 1996. Mr. Raimondi joined our company in 1987. Mr. Raimondi was a member of the Board of Directors of The SCO Group, Inc. (formerly Caldera Systems Inc.) from September 1999 to December 2004.
      Edward C. Ateyeh, Jr. (Ed Taylor) was named Executive Vice President, U.S. Services and President of Collective Technologies on July 5, 2006 upon the completion of our acquisition of Collective Technologies, LLC (“Collective”). Collective was a provider of enterprise-class IT infrastructure solutions prior to the closing of our acquisition of its assets and liabilities on July 5, 2006. Mr. Ateyeh served as Chief Executive Officer of Collective from May 1994 to July 2006. Mr. Ateyeh also has served as Executive Vice President of Pencom Systems Incorporated, the parent company of Collective, since January 1977. Mr. Ateyeh is a member of the Board of Directors of Concero Incorporated.
      Keith Clark was named Executive Vice President, Europe in May 2005. From February 2003 to May 2005, Mr. Clark was our Executive Vice President, Worldwide Operations. Mr. Clark served as Senior Vice President and General Manager, Europe from April 2000 to February 2003 and as Vice President, European Operations from April 1994 to April 2000. Mr. Clark joined our company in January 1990 as European Client Services Manager. Before joining MTI, Mr. Clark served in a number of senior management positions within Europe during a ten-year period for System Industries, Inc., a data-storage company in the DEC marketplace.
      Scott Poteracki was named Executive Vice President, Chief Financial Officer, and Secretary in November 2004. Prior to joining MTI, from October 2002 to November 2004, Mr. Poteracki was Chief Financial Officer for Cray, Inc., a provider of high-performance computing solutions. Mr. Poteracki served as Corporate Controller and Senior Director, Finance at Broadcom, Inc., from 2000 to 2002. Before joining Broadcom, Mr. Poteracki worked at Motorola, Inc. for more than 20 years, in various accounting and finance roles, including most recently as Corporate Director of Finance for their Internet & Networking Group.
      Richard L. Ruskin was named Executive Vice President, U.S. Sales and Marketing in September 2003. Mr. Ruskin rejoined us in the role he held at MTI from 1997 to 2001. Mr. Ruskin spent a total of 11 years at MTI, starting as Regional Sales Manager in 1990 and eventually running the sales and marketing efforts for several years. Between 2001 and 2003, Mr. Ruskin ran the sales and field operations organization for Storability Software, a provider of storage management software. Prior to joining MTI in 1990, Mr. Ruskin spent seven years in various sales management positions at System Industries, a pioneer in the plug compatible storage industry. Mr. Ruskin has now spent the last 23 years exclusively in the data storage business.
      Todd Williams was named Vice President, Corporate Controller and Principal Accounting Officer in February 2005. From April 2004 to February 2005, Mr. Williams served as our Corporate Controller. Prior to joining MTI, Mr. Williams was employed at KPMG LLP from October 1997 to April 2004, most recently as Senior Manager in its audit practice. Mr. Williams is a certified public accountant.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), requires that our executive officers and directors file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the SEC. Based solely on our review of the Forms 3, 4 and 5 filed by or on behalf of our executive officers and directors, we believe that, during the fiscal year ended April 1, 2006, all Section 16(a) filing requirements applicable to our executive officers and directors were complied with pursuant to SEC rules.
Equity Securities and Principal Holders Thereof
      As of                     , 2006, we had three classes of voting securities: common stock, Series A Stock and Series B Stock. Subject to applicable Nasdaq rules, holders of Series A Stock and Series B Stock currently vote on an as-converted basis with the common stock, equal to 8.5369 votes per share and 8.7792 votes per share, respectively. However, holders of Series A Stock and the Series B Stock do not vote on the election of directors other than a Series A or Series B director, as applicable.
      As of                     , 2006, each share of Series A Stock was convertible into approximately 12.8 shares of common stock, and the common stock table reflects ownership of Series A Stock on an as-converted basis.

Holders of our Series A Stock generally vote with holders of our common stock on an as-converted basis on any matter (other than the election of directors) presented for stockholder action or consideration, except that the maximum number of votes represented by each share of Series A Stock is 8.5369 (subject to adjustment for stock splits, recapitalizations and similar adjustments to our capital stock).
      As of                     , 2006, each share of Series B Stock was convertible into 10 shares of common stock, and the common stock table reflects ownership of Series B Stock on an as-converted basis. Holders of our Series B Stock generally vote with holders of our common stock on an as-converted basis on any matter (other than the election of directors) presented for stockholder action or consideration, except that the maximum number of votes represented by each share of Series B Stock is 8.7792 (subject to adjustment for stock splits, recapitalizations and similar adjustments to our capital stock).
      Additionally, Series A Stock and Series B Stock are each entitled to a separate class vote with respect to certain significant corporate actions, as described in “Certain Relationships and Related Transactions” and as set forth in the Certificate of Designations governing the Series A Stock and Series B Stock.

      The following tables set forth certain information regarding the beneficial ownership of our voting stock as of                     , 2006, by (i) each person known by us to own more than 5% of such shares, (ii) each of our directors, (iii) our Chief Executive Officer and each of our named executive officers, and (iv) all of our directors and executive officers as a group. Ownership information has been supplied by the persons concerned. Except as otherwise indicated and subject to the effect of applicable community property laws, we believe that the persons named in this table have sole voting and investment power with respect to all shares. The table below represents shares of common stock on an as-converted basis.
COMMON STOCK

	Shares Beneficially
	Owned(2)

Name and Address of Beneficial Owner(1)	Number	Percent

The Canopy Group, Inc(3)	14,588,285	21.09%
333 South 520 West, Suite 300 Lindon, UT 84042
Advent International Corporation(4)	22,832,669	33.07%
75 State Street, 29th Floor Boston, MA 02109
EMC Corporation(5)	7,808,405	11.31%
176 South Street Hopkinton, MA 01748
Thomas P. Raimondi, Jr.(6)	1,250,760	1.78%
Lawrence P. Begley(7)	41,667	*
Franz L. Cristiani(8)	136,667	*
William Mustard(9)	16,667	*
Michael Pehl(10)	22,866,003	33.10%
John T. Repp(11)	121,667	*
Kent D. Smith(12)	116,667	*
Edward C. Ateyeh, Jr(13)	851,100	1.23%
Keith Clark(14)	842,321	1.21%
Scott Poteracki(15)	304,226	*
Richard L. Ruskin(16)	291,526	*
Todd Williams(17)	60,760	*
All directors and officers as a group (12 persons)(18)	26,900,031	37.38%

*	Less than 1%

SERIES A and B CONVERTIBLE PREFERRED STOCK

	Shares Beneficially Owned(2)

	Series A	Series B
	Number	Number	Percent

Digital Media & Communications III Limited Partnership(19)	87,007	248,370	15.59%
Digital Media & Communications III-A Limited Partnership(19)	41,661	118,925	7.46%
Digital Media & Communications III-B Limited Partnership(19)	15,418	44,012	2.76%
Digital Media & Communications III-C Limited Partnership(19)	216,073	616,803	38.72%
Digital Media & Communications III-D C.V.(19)	28,568	81,550	5.12%
Digital Media & Communications III-E C.V.(19)	19,045	54,366	3.41%
Advent Partners DMC III Limited Partnership(19)	6,122	17,475	1.10%
Advent Partners II Limited Partnership(19)	1,757	5,015	0.31%
EMC Corporation(20)	151,146	395,507	25.52%

TOTAL	566,797	1,582,023	100.00%

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o MTI Technology Corporation, Attn: Corporate Secretary, 17595 Cartwright Road, Irvine, California 92614.

(2)	The number and percentage of shares beneficially owned have been determined in accordance with the rules of the SEC, and are based on 38,404,335 issued and outstanding shares of our common stock (not including shares issuable upon exercise of options or warrants except to the extent held by the named person) and 2,148,820 issued and outstanding shares of Series A Stock and B Stock, each as of July 11, 2006. The data included in this table reflects shares of common stock issuable upon conversion of these outstanding shares of convertible preferred stock.

(3)	Based on the Schedule 13G filed with the SEC on February 24, 2004. Includes 125,000 warrants issued on June 20, 2006.

(4)	Includes 5,640,599 shares issuable upon exercise of warrants. Please see discussion regarding Series A Stock and B Stock financing and the proxy agreement among Canopy and the holders of Series A Stock under “Certain Relationships and Related Transactions.”

(5)	Includes 1,916,296 shares issuable upon exercise of warrants. Please see discussion regarding the Series A Stock and Series B Stock financing and the proxy agreement among Canopy and the holders of Series A Stock under “Certain Relationships and Related Transactions.”

(6)	Includes 1,101,314 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006. Includes 94,446 shares vested and released as of July 11, 2006 of the 200,000 restricted stock awarded on February 10, 2005. See Proposal Two for a description of the proposed Executives’ Repurchase.

(7)	Includes 16,667 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006.

(8)	Includes 126,667 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006.

(9)	Represents 16,667 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006. Mr. Mustard was President and Chief Executive Officer of Canopy until his resignation on December 23, 2005.

(10)	Represents shares and warrants owned by Advent International Corporation, plus 33,334 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006. Mr. Pehl is an Operating Partner of Advent. Except to the extent of his pecuniary interest therein, Mr. Pehl disclaims beneficial ownership of all shares held by Advent. Please see discussions regarding our private placements of the Series A Stock and Series B Stock and regarding the proxy agreement among Canopy and the holders of Series A Stock and Series B Stock under “Certain Relationships and Related Transactions.”

(11)	Represents 121,667 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006.

(12)	Represents 116,667 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006.

(13)	On July 5, 2006, Mr. Ateyeh received 851,100 shares of common stock and a warrant to purchase 300,000 shares of common stock in connection with the Asset Purchase Agreement dated June 6, 2006, as amended June 28, 2006 and July 5, 2006, by and between MTI Technology Corporation and Collective Technologies, LLC. The warrants are exercisable on July 5, 2007.

(14)	Includes 842,109 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006. See Proposal Two for a description of the proposed Executives’ Repurchase.

(15)	Includes 204,226 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006.

(16)	Includes 287,526 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006.

(17)	Includes 53,901 shares issuable upon exercise of options exercisable within 60 days of July 11, 2006. See Proposal Two for a description of the proposed Executives’ Repurchase.

(18)	Represents shares held by entities affiliated with directors and executive officers as described above, including an aggregate of 8,561,345 shares issuable upon exercise of stock options and warrants exercisable within 60 days of July 11, 2006.

(19)	The address for this entity is c/o Advent International Corporation, 75 State Street, 29th Floor, Boston Massachusetts 02109. Advent International Corporation holds sole voting and investment power (including dispositive power) over the securities held by this entity. Michael Pehl, one of our directors, is an Operating Partner with Advent International Corporation, and therefore may be deemed to exercise voting and investment power (including dispositive power), over the shares held by this entity. Mr. Pehl disclaims beneficial ownership of the shares held by this entity, except to the extent of his pecuniary interest therein.

(20)	The address for EMC Corporation is 176 South Street, Hopkinton Massachusetts 01748.

Compensation of Directors and Executive Officers and Other Information
      The following table sets forth for each of our last three completed fiscal years, the compensation of Thomas P. Raimondi, Jr., our Chairman, President and Chief Executive Officer, and our four most highly compensated executive officers as of the fiscal year ended April 1, 2006 (collectively, the “Named Executive Officers”).
SUMMARY COMPENSATION TABLE

							Long Term Compensation
							Awards
		Annual Compensation
							Restricted		Number of
					Other Annual		Stock		Securities		All Other
Name and Principal		Salary		Bonus	Compensation		Award(s)		Underlying Options		Compensation
Position	Year	($)		($)	($)		($)		(#)		($)

Thomas P. Raimondi, Jr.	2006	387,884	(1)	—	*		—		—		21,087	(3)
President, Chief	2005	337,000	(1)	—	*		540,000	(2)	300,000**		39,784	(3)
Executive Officer	2004	337,000		—	*		—		450,000**		30,968	(4)
and Chairman of the Board
Keith Clark	2006	344,243	(5)	—	40,709	(6)	—		—		3,833	(7)
Executive Vice	2005	362,657	(5)	—	47,368	(6)	—		90,000		6,756	(7)
President, Europe	2004	330,333	(5)	26,782	41,218	(6)	—		200,000		6,222	(7)
Scott Poteracki(8)	2006	270,000		—	*				—		19,177	(10)
Executive Vice	2005	109,039		25,000	79,500	(9)	—		350,000		6,018	(10)
President, Chief Financial Officer and Secretary
Richard L. Ruskin	2006	310,568	(11)	—	*		—		—		13,659	(12)
Executive Vice	2005	364,447	(11)	10,379	*		—		150,000		8,529	(12)
President, U.S. Sales	2004	158,654		—	*		—		200,000		618	(4)
And Marketing
Todd Williams(13)	2006	150,385	(14)	—	*		—		—		—
Vice President,	2005	129,808		—	*		—		80,000	**	—
Corporate Controller and Principal Accounting Officer

*	Amount does not exceed the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the individual.

**	These options will be cancelled and exchanged for shares of restricted stock upon stockholder approval of Proposal Two discussed herein.

(1)	Effective May 25, 2005, Mr. Raimondi’s annual base salary was increased from $337,000 to $400,000.

(2)	200,000 shares of Restricted Stock awarded on February 10, 2005, multiplied by the closing price of our Common Stock on the Nasdaq Capital Market on February 10, 2005 ($2.70). Shares vest over 3 years, 33.33% on the first anniversary of the date of grant and the remaining unvested shares will vest 4.16% at the end of the 13th month and each month thereafter.

(3)	Includes the amounts of $17,290 and $36,812 for medical reimbursements for fiscal year 2006 and 2005, respectively. Also includes the amounts of $820 and $830 we paid for life insurance premiums for fiscal year 2006 and 2005, respectively, with respect to term life insurance for the benefit of Mr. Raimondi. Also includes $2,977 and $2,142 we paid for health insurance for fiscal year 2006 and 2005, respectively.

(4)	Represents medical reimbursements.

(5)	Mr. Clark’s salary was paid in British Pounds and translated to U.S. Dollars at the applicable exchange rates. The annual salary changes were due to the fluctuation of the U.S. Dollar against the British Pound. Mr. Clark’s annual base salary has not changed since fiscal year 2002.

(6)	Includes the amounts of $20,913, $26,528, and $22,025 for auto allowances for fiscal year 2006, 2005, and 2004, respectively. Also includes the amounts of $19,796, $20,840, and $19,193 for pensions for fiscal year 2006, 2005, and 2004, respectively.

(7)	Includes the amounts of $2,721, and $2,506 for medical reimbursements for fiscal year 2005, and 2004, respectively. Mr. Clark did not file claims for medical reimbursements in fiscal 2006. Also includes the amounts of $3,833, $4,035, and $3,716 we paid for life insurance premiums for fiscal year 2006, 2005, and 2004, respectively, with respect to term life insurance for the benefit of the Named Executive Officers.

(8)	Mr. Poteracki joined us in November 2004.

(9)	Includes the amounts of $4,500 for auto allowance for fiscal year 2005, respectively. Also includes $75,000 for relocation costs for fiscal year 2005.

(10)	Includes the amounts of $9,770 and $4,410 for medical reimbursements for the fiscal year 2006 and 2005, respectively. Also includes amounts of $6,430 and $1,607 we paid for life insurance premiums for fiscal year 2006 and 2005, respectively, with respect to term life insurance for the benefit of the Named Executive Officers. Also includes $2,977 we paid for health insurance for the fiscal year 2006.

(11)	Includes the amounts of $85,568 and $139,447 for commissions for fiscal year 2006 and 2005, respectively. Mr. Ruskin’s current annual base salary is $225,000.

(12)	Includes the amounts of $9,942 and $7,974 for medical reimbursements for the fiscal year 2006 and 2005. Also includes $740 and $555 we paid for life insurance premiums for fiscal year 2006 and 2005, respectively, with respect to term life insurance for the benefit of the Named Executive Officers. Also includes $2,977 we paid for health insurance for the fiscal year 2006.

(13)	Mr. Williams was appointed Vice President, Corporate Controller and Principal Accounting Officer in February 2005.

(14)	Mr. Williams’ annual base salary increased in April 2006 from $150,000 to $165,000.
Summary of Option Grants
      There were no grants of stock options made to the Named Executive Officers during the fiscal year ended April 1, 2006.
Summary of Options Exercised
      The following table sets forth information concerning exercises of stock options during the year ended April 1, 2006 by each of the Named Executive Officers and the value of unexercised options at April 1, 2006.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Number of Securities
			Underlying Unexercised	Value of Unexercised
	Shares		Options at Fiscal Year	In-the-Money Options at
	Acquired on	Value	End (#)	Fiscal Year End ($)
	Exercise	Realized(1)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Thomas P. Raimondi, Jr.	—	—	997,189/291,549	149,797/0
Keith Clark	—	—	801,848/101,902	220,208/0
Scott Poteracki	—	—	155,634/194,366	0/0
Richard L. Ruskin	—	—	266,701/83,299	0/0
Todd Williams	—	—	42,794/37,206	0/0

(1)	Value realized is based on estimated fair market value of Common Stock on the date of exercise minus the exercise price.

(2)	Value is based on the closing price of our Common Stock on the Nasdaq Capital Market as of April 1, 2006 ($1.39), minus the exercise price.
Securities Authorized for Issuance Under Equity Compensation Plans
      The following table sets forth information about stock that may be issued upon exercise of options under all of our equity compensation plans as of April 1, 2006.

				Number of Securities
	Number of			Remaining Available for
	Securities to be		Weighted-Average	Future Issuance Under
	Issued Upon		Exercise Price per	Equity Compensation
	Exercise of		Share of	Plans (Excluding
	Outstanding Options,		Outstanding Options,	Securities Reflected in
	Warrants and Rights		Warrants and Rights	Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders:
2001 Stock Incentive Plan	6,790,013		$1.78	2,497,075	(1)
Equity compensation plans approved by security holders:
All Terminated Stock Plans	2,818,897		$8.32	—
Equity compensation plans not approved by security holders	150,000	(2)	$18.75	—

Total	9,758,910			2,497,075

(1)	Each January 1, the aggregate number of shares of common stock available for issuance under our 2001 Stock Incentive Plan is increased by a number equal to three percent (3%) of the number of shares of common stock outstanding as of December 31 of the immediately preceding calendar year. Please refer to Proposal One regarding an increase in the number of shares available under the plan.

(2)	Represents a warrant to purchase 150,000 shares of our common stock at an exercise price of $18.75 per share. The warrant was issued in August 1999 and expires in August 2009 to an individual who was affiliated with Canopy in connection with services provided to us. The warrant was fully exercisable at April 1, 2006.
Employment and Severance Arrangements
      Each of the Named Executive Officers, except for Keith Clark and Edward C. Ateyeh, Jr. (Ed Taylor), is an “at-will” employee. Currently, we have no written or oral employment arrangements with the Named Executive Officers, except for an employment contract that we entered into with Mr. Clark dated July 5, 2000 and the employment agreement that we entered into with Mr. Ateyeh dated July 5, 2006.
      Pursuant to the terms of our employment contract dated July 5, 2000 with Keith Clark, each party is generally required to give the other six months notice of termination, which is measured from the end of the calendar quarter in which notice is given, but we are permitted to dismiss Mr. Clark without notice if he has been guilty of gross misconduct.
      On July 5, 2006, in connection with the closing of the transaction with Collective Technologies LLC, we entered into an employment agreement with Edward C. Ateyeh, Jr. (Ed Taylor) pursuant to which Mr. Ateyeh will serve as our Executive Vice President, U.S. Services and President of Collective Technologies. Under the employment agreement, Mr. Ateyeh will receive a salary of $300,000 per year and will be eligible to receive a cash bonus of up to $100,000 per year. In addition, Mr. Ateyeh received 300,000 shares of restricted stock and options to purchase 300,000 shares of our common stock.
      We have entered into an Indemnification Agreement with each of or our directors and executive officers, including the Named Executive Officers. The form of Indemnification Agreement is filed as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC. Pursuant to the terms of each Indemnification Agreement, we are generally obligated to indemnify the director or executive officer, to the fullest extent permitted by law, against any expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any suit or proceeding related to the fact that the individual is or was a director or officer of the company. The Indemnification Agreements also generally obligate us, to the extent permitted by law, to advance indemnifiable expenses to the directors and executive officers. Our bylaws also require that we indemnify and advance expenses to our directors and executive officers to the fullest extent permitted by law.
      On May 25, 2005, the Compensation Committee of the Board of Directors adopted an executive bonus plan effective May 25, 2005. Currently, Messrs. Raimondi and Poteracki are eligible to participate in the executive bonus plan, and they are eligible for bonuses of $120,000 and $90,000, respectively. No bonuses were earned or paid under this executive bonus plan in fiscal year 2006. Under the executive bonus plan, eligible executive officers may earn annual incentive compensation with the following guidelines:

•	any incentive payments earned will be paid during the first quarter following the close of the current fiscal year;

•	annual operating profitability for the company, as determined by the Compensation Committee in its discretion, is a prerequisite for any annual incentive payments; and

•	the specific incentive elements for each executive will be established by the Compensation Committee based on the approved annual financial plan.
      We have entered into Change of Control Agreements with each of our executive officers, including the Named Executive Officers. The form of Change of Control Agreement is filed as an exhibit to our most recent Annual Report on Form 10-K filed with the SEC. Each Change in Control Agreement will continue in effect until the end of the calendar year, and will automatically renew for additional one-year terms unless either party to the applicable agreement provides notice to the other party at least ninety (90) days prior to the end of the term that the agreement will not be so extended. Furthermore, notwithstanding the foregoing, the agreement cannot be terminated within twelve (12) months following a change of control (as defined in the agreement) of the company occurs. If, during the term of the applicable agreement, the employee’s employment is terminated within twelve (12) months following a change of control of the company, and subject to the employee’s execution of a release agreement in a form satisfactory to the company, the employee will be entitled to the following compensation and benefits:

•	If the employee’s employment is terminated (i) by the company for cause or disability (each as defined in the agreement), (ii) as a result of the employee’s death or (iii) other than for good reason (as defined in the agreement), then the employee will receive his accrued compensation, and, if the termination was a result of the employee’s death or disability, the employee will also receive a pro rata bonus based on the number of days he was employed in the calendar year in which the termination occurred.

•	If the employee’s employment is terminated for any reason other than those described above, then (i) the employee will receive his accrued compensation and a pro rata bonus, (ii) the employee will receive severance pay equal to the sum of his base salary at the time of the termination (or, if greater, within the 90 days prior thereto) plus his target bonus for the fiscal year in which the termination occurred, (iii) the employee’s stock options that would have vested in the twelve (12) months following the termination assuming continued employment will become vested and exercisable, and (iv) the employee’s health insurance, life insurance and other benefits will be continued at company expense for twelve (12) months following the termination.
      The Change of Control Agreement supersedes all prior agreements between the parties with respect to the subject matter thereof, including the Severance Agreements previously entered into between the company and each of applicable executive officers.

Compensation Committee Report on Executive Compensation
      As of June 1, 2006, the Compensation Committee members are Lawrence P. Begley, John T. Repp and Kent D. Smith. Mr. Smith served as the Chairman of the Compensation Committee during fiscal year ended April 1, 2006. On May 25, 2006, Mr. Smith resigned as Chairman of the Compensation Committee but remained a member of the committee. On May 25, 2006, Mr. Begley was appointed Chairman of the Compensation Committee. The Compensation Committee held eight (8) meetings during fiscal year 2006.
      The Board of Directors has determined that each of the members of the Compensation Committee is an “independent director” as defined in Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee is responsible for establishing and administering the policies that govern the compensation of executive officers, including the Chief Executive Officer and the other Named Executive Officers. The Compensation Committee has furnished the following report on executive compensation:
Compensation Committee Report
      The Compensation Committee of the Board of Directors (the “committee”) reviews and administers the company’s various incentive plans, including the cash compensation levels of members of management, the company’s bonus plan and the company’s stock incentive plans.

General Compensation Policy.
      The committee’s fundamental compensation policy is to make a substantial portion of an executive’s total potential compensation contingent upon the financial performance and strategic goals of the company. Accordingly, in addition to each executive’s base salary, the company grants stock options and restricted stock awards to retain and provide incentives to its executive officers through an equity interest in the company to achieve the company’s strategic and financial goals. The committee believes that the stockholders benefit by aligning the long-term interests of stockholders and employees.

Stock Option and Restricted Stock.
      The company has granted stock options and awarded shares of restricted stock under its various stock option plans generally at prices equal to the fair market value of the company’s common stock at the date of grant. The grants to executive officers are based on their responsibilities and relative positions in the company and are considered an integral component of total compensation. The committee believes the granting of stock options and restricted stock awards to be beneficial to stockholders, because such awards increase management’s incentive to enhance stockholder value. Stock option grants and restricted stock awards were proposed by the Chief Executive Officer and reviewed by the committee based on the individual’s potential contribution to the company’s overall performance. No specific quantitative weight was given to any particular performance measure. The committee believes that stock option grants and restricted stock awards are necessary to retain and motivate key employees of the company.
      There were no grants of stock options or awards of restricted stock made to executive officers during the fiscal year ended April 1, 2006.

Chief Executive Officer Compensation.
      In March 2000, the base annual salary rate of Mr. Raimondi, the Chief Executive Officer, was set at $425,000 upon recommendation by the committee and approval of the Board of Directors. That salary was determined primarily based upon the Committee’s review of the salaries of chief executive officers at companies in the computer industry of similar size and in the same geographic area as the company. In July 2002, Mr. Raimondi voluntarily reduced, on a temporary basis, his base annual salary rate to assist in the company’s cost-cutting efforts. The reduced salary rate was in effect at the end of the fiscal year and Mr. Raimondi’s total annual salary as of the fiscal year ended April 2, 2005 was $337,000. On May 25, 2005, the committee approved to increase Mr. Raimondi’s base compensation from $337,000 per annum to $400,000 per annum beginning effective May 25, 2005. This action primarily restores voluntary salary reductions implemented in prior years. An annual incentive opportunity of $120,000 was added to the compensation structure. This results in a total base plus incentive structure of $520,000. The salary was determined based, in part, upon relevant peer data evaluated by the company which indicated that this new compensation structure for the CEO is at the mid-point for firms similar in size, location and business segment to the company.
      Mr. Raimondi was not granted stock options or awarded restricted stock during the fiscal year ended April 1, 2006.
      In April 2006, the board retained an independent compensation consultant to gather and analyze public data regarding CEO compensation and CEO stock incentive compensation of various companies of similar revenue range, geographic area, and in the computer industry. The report from the consultant provided CEO compensation and stock incentive data which included base salary, bonus, restricted stock awards, and stock option grants from comparable publicly traded technology companies. On May 18, 2006, upon the recommendation of the committee on April 28, 2006, the board approved, subject to (i) the receipt of requisite stockholder approval, (ii) the receipt of all necessary qualifications under the California Corporate Securities Law of 1968, as amended, with respect to the offer, sale and issuance of restricted stock, and (iii) the receipt of Mr. Raimondi’s consent, regarding the exchange of the stock options as noted in the table below, which options will be cancelled and of no further force or effect, for the grant of 1,400,000 shares of restricted stock at the nominal exercise price of $0.01 per share to Mr. Raimondi with the shares to vest over a three-year period with one-third (1/3rd) of the shares to vest twelve (12) months after the grant date and one-twenty-fourth (1/24th) of the remaining unvested shares to vest at the end of the 13th month and each month thereafter.

Market Price
of Common
Stock at Time
		the Board	Weighted-Average
	Number of	Approved the	per Share	Number of	Price of
	Stock	Cancellation of	Exercise Price of	Restricted	Restricted
	Options to be	Stock Options	Stock Options to be	Stock to be	Stock per
	Cancelled	(May 18, 2006)	Cancelled	Awarded	Share

Thomas P. Raimondi, Jr.,	1,094,175	$1.27	$3.11	1,400,000	$0.01
President and Chief Executive Officer
      The award of shares of restricted stock to Mr. Raimondi is within the average range of shares of restricted stock awarded to chief executive officers at comparable companies as presented to the board by the independent consultant. The committee believes that the shares of restricted stock should be awarded to Mr. Raimondi for his contribution to the company’s revenue growth in fiscal year 2006 and for retention purposes.

Executive Bonus Plan.
      On May 25, 2005, the Compensation Committee adopted an executive bonus plan effective May 25, 2005. Under this executive bonus plan, eligible executive officers may earn annual incentive compensation with the following guidelines: (i) any incentive payments earned will be paid during the first quarter following the close of the current fiscal year; (ii) annual operating profitability for the company, as determined by the Compensation Committee in its discretion, is a prerequisite for any annual incentive payments; and (iii) the specific incentive elements for each executive will be established by the Compensation Committee based on the approved annual financial plan.
      No bonuses were earned or paid under this executive bonus plan in fiscal year 2006.
      As of June 1, 2006, the Chief Executive Officer and Chief Financial Officer are eligible to participate in this executive bonus plan for annual bonuses of $120,000 and $90,000, respectively.

Cancellation of Stock Options held by Executive Officers in Exchange for Shares of Restricted Stock.
      In April 2006, the board retained an independent compensation consultant to gather and analyze public data regarding executive compensation and executive stock incentive compensation of various companies within the company’s revenue range, geographic area and industry. The report provided executive compensation and stock incentive data which included base salaries, bonuses, restricted stock awards and stock option grants from comparable publicly traded technology companies. On May 18, 2006, upon the recommendation of the committee on April 28, 2006, the board approved, subject to (i) the receipt of requisite stockholder approval, (ii) the receipt of all necessary qualifications under the California Corporate Securities Law of 1968, as amended, with respect to the offer, sale and issuance of restricted stock, and (iii) the receipt of consents from Executive Officers, namely, Keith Clark, Executive Vice President, Europe and Todd Williams, Vice President, Corporate Controller and Principal Accounting Officer, regarding the exchange of the stock options as noted in the table below, which options will be cancelled and of no further force or effect, for the award of shares of restricted stock at the nominal exercise price of $0.01 per share to Messrs. Clark and Williams with the shares of restricted stock to vest over a three-year period with one-third (1/3rd) of the shares to vest twelve (12) months after the grant date and one-twenty-fourth (1/24th) of the remaining unvested shares to vest at the end of the 13th month and each month thereafter.
      The following table indicates the stock options to be cancelled and the number of shares of restricted stock to be awarded to the named executive officer.

Market Price
of Common
Stock at Time
		the Board	Weighted-Average
	Number of	Approved the	per Share	Number of	Price of
	Stock	Cancellation of	Exercise Price of	Restricted	Restricted
	Options to be	Stock Options	Stock Options to	Stock to be	Stock per
Name & Title	Cancelled	(May 18, 2006)	be Cancelled	Awarded	Share

Todd Williams	80,000	$1.27	$3.11	80,000	$0.01
VP, Corporate Controller & Principal Accounting Officer
Keith Clark	152,500	$1.27	$15.09	250,000	$0.01
Executive VP, Europe
      The awards of shares of restricted stock to the above-named executive officers are within the average range of restricted stock awarded to similar executives at comparable companies as presented to the board by the independent consultant. The committee believes that the shares of restricted stock should be awarded to Messrs. Clark and Williams in exchange for the cancellation of the stock options in order to provide these executives with greater incentive for performance.

Change of Control Agreement.
      The committee also oversaw the review and amendment of its existing Change of Control Agreements and instituted revised agreements with senior executives that are consistent among such executives and more in-line with current practices. The Agreements are discussed in further detail in the proxy statement.

Policy Regarding Deductibility of Compensation.
      Section 162(m) of the Internal Revenue Code (“Section 162(m)”) provides that for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1,000,000 per year. The company is not presently affected by Section 162(m) because, for the fiscal year ended April 1, 2006, no executive officer’s compensation exceeded $1,000,000 and the company does not believe that the compensation of any executive officer will exceed $1,000,000 for the 2007 fiscal year. Stock options and restricted stock awarded under the company’s 2001 Stock Incentive Plan will be considered performance-based compensation. As performance-based compensation, compensation attributable to stock options and restricted stock awarded under the company’s 2001 Stock Incentive Plan and awarded to covered employees will not be subject to the compensation deduction limitations of Section 162(m).

COMPENSATION COMMITTEE

Lawrence P. Begley, Chairman
John T. Repp
Kent D. Smith
      The foregoing Report of the Compensation Committee shall not be deemed “filed” under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and shall not be deemed to be incorporated by reference in any previous or future documents filed by the company with the SEC under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates such Report of the Compensation Committee by reference in any such document.
Audit Committee
      Currently, the Audit Committee is comprised of three independent directors as required by and in compliance with the applicable rules and regulations of the SEC and Nasdaq. The Audit Committee members are Lawrence P. Begley, Franz L. Cristiani and Kent D. Smith. Mr. Cristiani serves as the Chairman of the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of Nasdaq and the SEC, and that Mr. Cristiani is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to a written charter that is available on our website at www.mti.com. During fiscal 2006, the Audit Committee held eight (8) meetings.
      Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
REPORT OF THE AUDIT COMMITTEE
June 12, 2006
      The Audit Committee has reviewed and discussed with management the company’s audited financial statements as of and for the fiscal year ended April 1, 2006.
      The Audit Committee has reviewed and discussed with Grant Thornton LLP, the company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” (concerning the accounting methods used in the financial statements), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standard No. 1, “Independence Discussions with Audit Committees” (concerning matters that may affect an auditor’s independence), as amended, by the Independence Standards Board, and have discussed with the auditors their independence.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2006.
      The Audit Committee has also considered whether the provision of services by Grant Thornton LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Grant Thornton LLP.

Audit Committee

Franz L. Cristiani, Chairman
Lawrence P. Begley
Kent D. Smith
      The foregoing Report of the Audit Committee shall not be deemed “filed” under the Securities Act, or the Exchange Act, and shall not be deemed to be incorporated by reference in any previous or future documents filed by the company with the SEC under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates such Report of the Audit Committee by reference in any such document.
Company Stock Price Performance
      The following performance graph assumes an investment of $100 on March 31, 2001 and compares the change to March 31, 2006 in the market prices of the Common Stock with a broad market index (Nasdaq Stock Market — U.S.) and an industry index (Nasdaq Computer Manufacturer Index). We paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.
      The following performance graph shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act or the Exchange Act, except to the extent that the company specifically incorporates the following company Stock Price Performance graph by reference in any such document.
COMPARISON OF 60 MONTHS CUMULATIVE TOTAL RETURN AMONG MTI TECHNOLOGY
CORPORATION, THE NASDAQ STOCK MARKET-U.S. AND THE NASDAQ COMPUTER
MANUFACTURER INDEX PERFORMANCE GRAPH
Certain Relationships and Related Transactions

Canopy Group — Letter of Credit.
      In November 2002, we entered into an agreement with Comerica Bank for a line of credit of $7,000,000 at an interest rate equal to the prime rate. The line of credit is secured by a letter of credit that is guaranteed by The Canopy Group Inc (“Canopy”). The line of credit with Comerica was set to expire on May 31, 2006 and the letter of credit from Canopy was to expire on June 30, 2006. However, on June 20, 2006, we renewed the Comerica line of credit through November 30, 2006 and Canopy renewed its letter of credit guarantee through December 31, 2006. Until December 30, 2004, the Canopy letter of credit was secured by substantially all of our assets. On December 30, 2004, to enable us to enter into a security agreement with EMC Corporation (“EMC”) to increase our purchasing credit limit to $20,000,000, Canopy signed a Waiver and Consent releasing its security interest in our assets and consenting to the EMC transaction. As part of the waiver and consent, we agreed not to increase our indebtedness to Comerica Bank above $5,500,000 and to make principal repayments to Comerica in the amount of $1,833,000 on February 15, 2005, May 15, 2005 and August 15, 2005, in order to eliminate our outstanding indebtedness to Comerica. We made the first payment but we did not make the May 15, 2005 or August 15, 2005 payments. On June 20, 2006, Canopy amended the waiver and consent and terminated our requirement to paydown the outstanding indebtedness to Comerica, extended its letter of credit guarantee through December 31, 2006 and permitted us to borrow additional amounts under the Comerica line of credit as needed. In exchange for this amendment, we issued Canopy a warrant to purchase 125,000 shares of our common stock at an exercise price of $1.23 per share, the fair market value of the date of grant. The warrant is exercisable immediately and has a term of five years. As of July 11, 2006, Canopy holds approximately 21.09% of our common stock, assuming conversion of our outstanding convertible preferred stock and outstanding warrants, but excluding our outstanding stock options.
      In the ordinary course of business on our standard terms and conditions, we may sell and purchase goods and services to and from affiliated companies of Canopy. During fiscal year 2006, there were no sales to companies affiliated with Canopy. During fiscal year 2006, we purchased goods and services from DirectPointe (formerly known as Center 7, Inc.) totaling $120,000. Canopy has an equity interest in DirectPointe.

Jon Caputo — Severance Agreement.
      On November 21, 2005, we entered into a Severance and Release Agreement with Jon Caputo, the company’s Executive Vice President of Worldwide Operations. The severance agreement addresses the terms and conditions of Mr. Caputo’s termination effective November 7, 2005 as our Executive Vice President of Worldwide Operations. As severance, we paid Mr. Caputo $120,000 an amount equal to six (6) months of his annual base salary following his employment termination date of November 7, 2005. For a period of six (6) months following his employment termination, we paid his premium for insurance coverage pursuant to COBRA as he elected such coverage and reimbursed him for other medical, vision and dental expenses he incurred that would have been covered under our existing executive medical plan had he been employed as an executive at the time. During the severance period, Mr. Caputo is free to accept other employment. Mr. Caputo agreed to a general release of all claims he has or may have against us, and to customary restrictions on his use of our proprietary information following his termination.

EMC Corporation — Security Agreement.
      On March 31, 2003, we entered into a reseller agreement with EMC and as a result we have become a reseller and service provider of EMC systems and software. Sales of EMC products accounted for approximately 81% of our total product revenue during fiscal year 2006. On June 1, 2004, we assigned to EMC all of our rights, title and interest in and to all of our patents and patent applications. On December 30, 2004, we entered into a security agreement with EMC whereby we granted EMC a security interest in certain of our assets to secure our obligations to EMC under our existing supply agreements. The assets pledged as collateral consisted primarily of our accounts receivable generated from the sale of EMC products and services, related inventory and the proceeds of such accounts receivable and inventory. In exchange for this security interest, EMC increased our purchasing credit limit to $20,000,000 and terminated a prior letter of credit. However, on June 7, 2006, due to our improved financial position and established payment history, EMC terminated its security agreement and released its security interest in our assets. Our purchasing credit limit with EMC is currently determined based upon the needs of our business and our financial position.

Series A Convertible Preferred Stock (the “Series A Stock”).
      On June 27, 2004, the company sold 566,797 shares of Series A Stock at $26.4645 per share in a private placement to nine investors, consisting of EMC and eight investment funds managed by Advent International Corporation (“Advent Funds”), a $15,000,000 investment. 26.6667% of the investment was made by EMC and the remaining 73.3333% by the Advent Funds. The sale of Series A Stock raised $13,564,000 in net proceeds.
      The sale included issuance of warrants to purchase 1,624,308 shares of common stock of the company at an exercise price of $3.10 per share. The warrants became exercisable on December 20, 2004, and expire on June 17, 2015. Each share of Series A Stock is convertible into common stock any time at the direction of the holders. Each share of Series A Stock is convertible into a number of shares of common stock equaling its stated value plus accumulated and unpaid dividends, divided by its conversion price then in effect. Each share of Series A Stock was initially convertible into ten shares of common stock, but is subject to adjustment upon certain dilutive issuances of securities by the company.
      The issuance of Series B Stock, as discussed below, triggered the anti-dilution provisions of the Series A Stock. Upon issuance of the Series B Stock on November 2, 2005, the conversion price of the Series A Stock was reduced from $2.6465 to $2.0650 per share. Currently, each share of Series A Stock is convertible into approximately 12.8 shares of common stock.
      Under the Certificate of Designation for the Series A Stock, each share of Series A Stock has an initial stated value of $26.4645 and is entitled to receive a cumulative dividend thereon at the rate of 8% per year, payable in cash at the discretion of the board. Other than with respect to the election of directors, the holders of Series A Stock generally have the right to vote on any matter with the holders of common stock, and each share of Series A Stock is entitled to 8.5369 votes. The approval of the holders of a majority of the Series A Stock, voting as a class, will be required to approve certain corporate actions, including:

•	any amendment of the company’s charter or bylaws that adversely affects the holders of Series A Stock, as applicable;

•	any authorization of a class of capital stock ranking senior to, or on parity with, the Series A Stock, as applicable;

•	any increase in the size of the company’s Board of Directors to greater than eight members or any change in the classification of the Board of Directors;

•	certain redemptions or repurchases of capital stock;

•	acquisitions of capital stock or assets from other entities;

•	effecting, or entering into any agreement to effect, any merger, consolidation, recapitalization, reorganization, liquidation, dissolution, winding up or similar transaction (a “Liquidation Event”) involving the company or any of its subsidiaries;

•	any sale of assets of the company or a subsidiary which is outside the ordinary course of business;

•	any purchase of assets of or an equity interest in another entity for more than $5,000,000; and

•	any incurrence of additional debt for borrowed money in excess of $1,000,000.
      The holders of Series A Stock, exclusively and as a single class, are entitled to elect one member of our board, the Series A director, unless the ratio of the voting power of the holders of Series A Stock to the total voting power of all of the company’s voting stock falls below a certain level. If the holders of Series A Stock were to lose the rights to that seat because their percentage ownership fell, we have an obligation under the Investor Rights Agreement with the holders of Series A Stock to increase the size of the Board of Directors to the extent permitted to do so under our Bylaws and, if an amendment to our Bylaws is required, to submit such an amendment to stockholders for approval. No such amendment has been necessary to date and the holders of Series A Stock current have one representative on the board, Mr. Pehl.

      The Series A Stock contains a beneficial conversion discount because the Series A Stock was priced based on 90% of the average closing price of the company’s common stock during the 20 trading days prior to the Series A Stock issuance. The beneficial conversion discount is computed at $8,800,000 including $3,000,000 attributable to the estimated fair value of the warrants. The estimated fair value of the warrants was computed based on the Black-Scholes model using the following assumptions: Risk free rate - 4.71%; Volatility - 87%; Expected life - 10 years. The beneficial conversion discount is amortized as a non-cash charge to retained earnings, and included in the computation of earnings per share, over the five year period using the effective interest method from the Series A Stock issuance date until the first available redemption date.
      The Series A Stock carries a cumulative dividend of 8% per year payable when and if declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the company, the holders of the Series A Stock will be senior in all respects to all other equity holders of the company, except that they will be junior to the holders of the Series B Stock. The company has the option to pay the dividends in cash or common stock, when approved by the Board of Directors.
      Beginning in June 2009, the holders of the Series A Stock will have the right to require the company to redeem all or any portion of the Series A Stock for an amount equal to its stated value plus accrued and unpaid dividends. Beginning in June 2009, the company may redeem all or any portion of the Series A Stock at the greater of (i) the fair market value of the Series A Stock based upon the underlying fair value of the common stock into which the preferred stock is convertible, or (ii) the stated value of the Series A Stock, plus accrued and unpaid dividends. Given that the investor redemption right is outside the control of the company, the Series A Stock was recorded outside of permanent equity.
      Pursuant to the terms of a related investors’ rights agreement, the company agreed to register the sale of shares of common stock issuable upon conversion of the Series A Stock. The registration statement for the Series A Stock was declared effective in December 2005. As part of the private placement financing, the holders of Series A Stock and Canopy entered into a proxy agreement whereby the holders of Series A Stock are able to vote Canopy’s shares as it relates to certain significant corporate transactions.

Series B Convertible Preferred Stock (the “Series B Stock”).
      On August 19, 2005, the company entered into an agreement to sell shares of Series B Stock in a private placement financing for $20,000,000 in gross proceeds, before payment of professional fees. The purchasers in the private placement were the holders of Series A Stock. The sale of the Series B Stock was subject to stockholder approval and was approved by stockholders at the company’s annual stockholder meeting on November 1, 2005.
      Accordingly, on November 2, 2005, 1,582,023 shares of Series B Stock were issued at a purchase price of $12.6420 per share, which was equal to ten times 90% of the average closing price of the company’s common stock during the 15 trading days prior to the Series B Stock issue date. The sale of Series B Stock raised $19,140,000 in net proceeds. The Series B Stock is convertible any time at the direction of the holders. Each share of Series B Stock is convertible into a number of shares of common stock equaling its stated value plus accumulated and unpaid dividends, divided by its conversion price then in effect. Each share of Series B Stock is initially convertible into ten shares of common stock, but is subject to adjustment upon certain dilutive issuances of securities by the company. The Series B Stock financing included the issuance of warrants to purchase 5,932,587 shares of the company’s common stock at an exercise price of $1.26 per share. The warrants are exercisable immediately and have a ten year life.
      As part of the private placement, the holders of Series B Stock have the right to elect a director to the company’s Board of Directors. The holders of Series B Stock have not elected to designate a director nominee.
      In conjunction with the Series B Stock financing, the rights, preferences and privileges of the Series A Stock were amended to: (i) remove the conversion limitation which previously limited the number of shares of common stock that could be issued upon aggregate conversions of the Series A Stock; (ii) revise the liquidation preferences of the Series A Stock in light of the issuance of the Series B Stock; and (iii) make conforming changes to the preemptive rights of the Series A Stock to reflect the issuance of the Series B Stock.
      The Series B Stock carries a cumulative dividend of 8% per year payable when and if declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the company, the holders of the Series B Stock are senior in all respects to all other equity holders of the company. The company has the option to pay the dividends in cash or common stock, when approved by the Board of Directors.
      Other than with respect to the election of directors, the holders of Series B Stock generally have the right to vote on any matter with the holders of common stock, and each share of Series B Stock is entitled to 8.7792 votes. The approval of the holders of a majority of the Series B Stock, voting as a class, will be required to approve certain corporate actions, including:

•	any amendment of the company’s charter or bylaws that adversely affects the holders of Series B Stock, as applicable;

•	any authorization of a class of capital stock ranking senior to, or on parity with, the Series B Stock, as applicable;

•	any increase in the size of the company’s Board of Directors to greater than eight members or any change in the classification of the Board of Directors;

•	certain redemptions or repurchases of capital stock;

•	acquisitions of capital stock or assets from other entities;

•	effecting, or entering into any agreement to effect, any merger, consolidation, recapitalization, reorganization, liquidation, dissolution, winding up or similar transaction (a “Liquidation Event”) involving the company or any of its subsidiaries;

•	any sale of assets of the company or a subsidiary which is outside the ordinary course of business;

•	any purchase of assets of or an equity interest in another entity for more than $5,000,000; and

•	any incurrence of additional debt for borrowed money in excess of $1,000,000.
      Beginning November 2010, the holders of the Series B Stock will have the right to require the company to redeem all or any portion of the Series B Stock for an amount equal to its stated value plus accrued but unpaid dividends. Beginning in November 2010, the company may redeem all or any portion of the Series B Stock at the greater of (i) the fair market value of the Series B Stock based upon the underlying fair value of the common stock into which the preferred stock is convertible, or (ii) the stated value of the Series B Stock, plus accrued and unpaid dividends. Given that the investor redemption right is outside the control of the company, the Series B Stock is recorded outside of permanent equity on the balance sheet.
      The Series B Stock contains a beneficial conversion discount because the Series B Stock was priced based on 90% of the average closing price of the company’s common stock during the 15 trading days prior to the Series B Stock issuance. The beneficial conversion discount is computed at $10,100,000 including $2,400,000 attributable to the estimated fair value of the warrants. The estimated fair value of the warrants was computed based on the Black-Scholes model using the following assumptions: Risk free rate - 4.58%; Volatility - 84%; Expected life - 10 years. The beneficial conversion discount is amortized as a non-cash charge to retained earnings, and included in the computation of earnings per share, over the five year period using the effective interest method from the Series B Stock issuance date until the first available redemption date.
      Pursuant to the terms of a related investors’ rights agreement, the company agreed to register the sale of shares of common stock issuable upon conversion of the Series B Stock. The registration statement for the Series B Stock was declared effective in December 2005.
      As of July 11, 2006, affiliates of Advent and EMC own approximately 44.38% of the outstanding shares of the company’s capital stock, on an as converted basis assuming conversion of all the shares of Series A

Stock and Series B Stock and exercise of all the warrants they presently hold. On a combined basis, EMC, Canopy and affiliates of Advent own approximately 68.1% of the outstanding shares of the company’s capital stock on an as converted basis. Furthermore, if the company has an indemnity obligation under the Securities Purchase Agreement the company entered into in connection with the Series B Stock financing, then the company may, if the company and the holders of the Series B Stock agree, settle up to $2,000,000 of that indemnity obligation by issuing up to an additional $2,000,000 (158,203 shares) of Series B Stock and warrants to purchase 37.5% of the number of shares of common stock into which such additional shares of Series B Stock are convertible when issued. If any such indemnity obligation is not satisfied by issuing shares of Series B Stock and warrants, then it will be satisfied through a cash payment.
      As of July 11, 2006, EMC beneficially owned 7,808,405 shares, or approximately 11.31% of the company’s common stock assuming conversion of the Series A Stock and Series B Stock and related warrants. On April 1, 2006 there was $27,400,000 payable to EMC and $1,600,000 in trade receivables due from EMC. The sale of EMC products represented 81% of product revenue during the fiscal year ended April 1, 2006.
      The holders of the Series A Stock appointed Mr. Pehl to the company’s Board of Directors. Mr. Pehl is a director at Advent International. As of July 11, 2006, Advent beneficially owned 33.07% of the company’s common stock, assuming conversion of the Series A Stock and Series B Stock and related outstanding warrants.

Indemnification and Change of Control Agreements.
      We have entered into Indemnification Agreements with our directors and executive officers and Change of Control Agreements with our executive officers. See “Employment and Severance Arrangements” above.

Edward C. Ateyeh, Jr. (Ed Taylor) - Collective Technologies, LLC Acquisition.
      On July 5, 2006, in connection with the closing of the transaction with Collective Technologies, LLC (“Collective”), the company entered into an employment agreement with Edward C. Ateyeh, Jr. (Ed Taylor) pursuant to which Mr. Ateyeh will serve as the company’s Executive Vice President, U.S. Services and President of Collective Technologies. Under his employment agreement, Mr. Ateyeh will receive a salary of $300,000 per year and will be eligible to receive a cash bonus of up to $100,000 per year. In addition, Mr. Ateyeh received 300,000 shares of restricted stock and options to purchase 300,000 shares of the company’s common stock, in each case upon compliance with applicable federal and state securities laws.
      Mr. Ateyeh served as president of Collective from May 1994 to July 2006 and as Executive Vice President of Pencom Systems Incorporated, the parent company of Collective, from January 1977 to the Collective acquisition. Mr. Ateyeh was a stockholder in Pencom Systems Incorporated (“Pencom”), the sole member of Collective. As a result of his ownership interest in Pencom, Mr. Ateyeh received, through a distribution by Collective of the consideration it received in the acquisition and a subsequent distribution by Pencom to its stockholders, a note with a principal amount of $581,613, warrants to purchase 300,000 shares of company common stock and 851,100 shares of company common stock. In addition, as a stockholder of Pencom, Mr. Ateyeh may have an indirect interest in any other consideration received by Collective in the transaction that has not been distributed to Pencom and its stockholders.
PROPOSAL FOUR
RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF INDEPENDENT AUDITORS
      Grant Thornton LLP currently serve as our independent auditors. Grant Thornton LLP has been our registered independent public accounting firm since September 30, 2003. Grant Thornton LLP has audited our consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the SEC and provided tax compliance and consulting services and general advice regarding related accounting matters. The Audit Committee has appointed Grant Thornton LLP to serve as our independent auditors to conduct an audit of our consolidated financial statements for the fiscal year ending April 7, 2007.

      Appointment of our independent auditors is not required to be submitted to a vote by our stockholders for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
      Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.
      Audit, Audit-Related and Tax Fees. The following table presents fees for professional services rendered by Grant Thornton LLP for fiscal years 2006 and 2005.
Fees Paid to Grant Thornton LLP

	Audit	Audit-Related	Tax Fees
	Fees ($)	Fees ($)(1)	($)(2)

2006	661,821	182,493	—
2005	486,299	61,373	128,722

(1)	Audit related fees consisted principally of reviews of registration statements, issuance of consents and foreign statutory audits.

(2)	Tax fees consisted principally of tax compliance and tax consulting services. Services relating to taxes for fiscal year 2006 were provided by KPMG LLP.
Financial Information Systems Design and Implementation Fees
      Grant Thornton LLP performed no services and no fees were incurred or paid relating to financial information systems design and implementation during fiscal years 2006 and 2005.
All Other Fees
      No other services and no other fees were incurred or paid to Grant Thornton LLP during fiscal years 2006 and 2005.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.
      Prior to engagement of the independent auditors for the next year’s audit, our management expects to submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent auditors, including review of registration statements, issuances of consents, due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditors’ tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditors.

      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.
      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
     Board Recommendation and Vote Required
      THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT AUDITORS. To be ratified, the proposal must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the appointment of Grant Thornton LLP as our independent auditors.
Other Business
      The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.
      COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED APRIL 1, 2006 AS FILED WITH THE SEC WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, MTI TECHNOLOGY CORPORATION, 17595 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614.
      Only one annual report or Proxy Statement, as applicable, may be delivered to multiple security holders sharing an address unless we receive contrary instructions from one or more of the security holders at that address. We will undertake to deliver promptly upon written or oral request a separate copy of the annual report or Proxy Statement, as applicable, to a security holder at a shared address to which a single copy of such documents was delivered. Such requests should be directed to Mellon Investor Services, c/o Proxy Services Corporation, 200 A. Executive Drive, Edgewood, NY 11717. In addition, security holders sharing an address can request delivery of a single copy of annual reports or Proxy Statements if they are receiving multiple copies of annual reports or Proxy Statements by directing such requests to the same mailing address.
Stockholder Proposals for the 2007 Annual Meeting
      Stockholders who may wish to present proposals for inclusion in our proxy materials in connection with the 2007 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one not later than                     . In addition, to be properly considered at the 2007 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to our Secretary in writing not less than 30 nor more than 60 days prior to the meeting; provided, that in the event that less than 40 days notice of the meeting date is given to stockholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the 2007 Annual Meeting (a) a brief description of the matter the stockholder proposes to bring before the annual meeting, (b) the name and home address of the stockholder proposing such business, (c) the class and number of shares of Common Stock beneficially owned by such stockholder and (d) any material interest of such stockholder in such business.
Additional Information
      We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room located at 100 F. Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, free of charge, at the SEC’s website at www.sec.gov and in the Investor Relations section of our website at www.mti.com/co/ir.asp.
      A copy of our 2006 Annual Report on Form 10-K has been mailed with this proxy statement. We will provide, free of charge, to each person to whom a proxy statement is delivered, a copy of any and all of the information that has been incorporated into this proxy statement by reference, upon written or oral request (and by first class mail or other equally prompt means within one business day of receiving the request) to our Investor Relations Department, at MTI Technology Corporation, 17595 Cartwright Road, Irvine, California 92614, (949) 251-1101. Copies of those documents are also available free of charge at our website and the SEC’s website, as noted above under “Additional Information.”

By Order of the Board of Directors

Thomas P. Raimondi, Jr.
President, Chief Executive Officer and
Chairman of the Board of Directors
Irvine, California
                    , 2006

Appendix A
MTI TECHNOLOGY CORPORATION
2001 STOCK INCENTIVE PLAN
(as amended by the Board of Directors on ~~6/24/2003~~ July 28, 2006)
      1.     Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.
      2.     Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee’s Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company’s or such Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company’s or such Related Entity’s satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

(h) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Committee” means any committee appointed by the Board to administer the Plan.

(k) “Common Stock” means the common stock of the Company.

(l) “Company” means MTI Technology Corporation, a Delaware corporation.

(m) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(n) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(o) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

(p) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) approval by the Company’s shareholders of any plan or proposal for the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(q) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

(s) “Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(x) “Good Reason” means the occurrence after a Corporate Transaction, Change in Control or Related Entity Disposition of any of the following events or conditions unless consented to by the Grantee (and the Grantee shall be deemed to have consented to any such event or condition unless the Grantee provides written notice of the Grantee’s non-acquiescence within 30 days of the effective time of such event or condition):

(i) a change in the Grantee’s responsibilities or duties which represents a material and substantial diminution in the Grantee’s responsibilities or duties as in effect immediately preceding the consummation of a Corporate Transaction, Change in Control or Related Entity Disposition;

(ii) a reduction in the Grantee’s base salary to a level below that in effect at any time within six (6) months preceding the consummation of a Corporate Transaction, Change in Control or Related Entity Disposition or at any time thereafter; or

(iii) requiring the Grantee to be based at any place outside a 50-mile radius from the Grantee’s job location or residence prior to the Corporate Transaction, Change in Control or Related Entity Disposition except for reasonably required travel on business which is not materially greater than such travel requirements prior to the Corporate Transaction, Change in Control or Related Entity Disposition.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Performance — Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(gg) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(hh) “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ii) “Plan” means this 2001 Stock Incentive Plan.

(jj) “Related Entity” means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

(kk) “Related Entity Disposition” means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

(ll) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(nn) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(oo) “Share” means a share of the Common Stock.

(pp) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
      3.     Stock Subject to the Plan.
      (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards shall be ~~8,461,910~~ 16,593,792 Shares, and commencing with the first business day of each calendar year thereafter beginning with January 2, 2004, such maximum aggregate number of Shares shall be increased by a number equal to three percent (3%) of the number of Shares outstanding as of December 31 of the immediately preceding calendar year. Notwithstanding the foregoing, subject to the provisions of Section 10, below, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be ~~6,500,000~~ 11,500,000 Shares, and such number shall not be subject to annual adjustment as described above. Notwithstanding the foregoing, the maximum aggregate number of Shares which may be issued pursuant to all Awards of Restricted Stock is ~~6,500,000~~ 11,500,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.
      (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.
      4.     Administration of the Plan.
      (a) Plan Administrator.
      (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.
      (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.
      (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

      (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.
      (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.
      5.     Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.
      6.     Terms and Conditions of Awards.
      (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.
      (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.
      (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.
      (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.
      (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.
      (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.
      (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.
      (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be 400,000 Shares. In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Options and SARs for up to an additional 600,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.
      (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

      (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
      (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee’s Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.
      (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.
      7.     Award Exercise or Purchase Price, Consideration and Taxes.
      (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv) In the case of other Awards, such price as is determined by the Administrator.

(v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.
      (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.
      (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.
      8.     Exercise of Award.
      (a) Procedure for Exercise; Rights as a Stockholder.
      (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.
      (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.
      (b) Exercise of Award Following Termination of Continuous Service.
      (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.
      (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.
      (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s

Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.
      9.     Conditions Upon Issuance of Shares.
      (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.
      10.     Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
      11.     Corporate Transactions/ Change in Control/ Related Entity Dispositions. Except as may be provided in an Award Agreement:

(a) In the event of any Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if the Awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof. In addition, an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the Corporate Transaction, either assumed by the successor corporation or Parent thereof or replaced with a comparable Award with respect to shares of the capital stock of the successor corporation or Parent thereof or (ii) such Award is to be replaced with a cash incentive program of the successor corporation which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award; provided, however, that such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights immediately upon termination of the Grantee’s Continuous Service (substituting the successor employer corporation for “Company or Related Entity” for the definition of “Continuous Service”) if such Continuous Service is terminated by the successor company without

Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Corporate Transaction. The determination of Award comparability above shall be made by the Administrator.

(b) Following a Change in Control (other than a Change in Control which also is a Corporate Transaction) and upon the termination of the Continuous Service of a Grantee if such Continuous Service is terminated by the Company or Related Entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of a Change in Control, each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately upon the termination of such Continuous Service.

(c) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such Award and be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall be not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its Parent. In addition, such Continuous Service shall not be deemed to terminate and an outstanding Award under the Plan shall not so fully vest and be exercisable and released from such limitations if and to the extent: (i) such Award is, in connection with the Related Entity Disposition, either to be assumed by the successor entity or its parent or to be replaced with a comparable Award with respect to interests in the successor entity or its parent or (ii) such Award is to be replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Related Entity Disposition and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award; provided, however, that such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights immediately upon termination of the Grantee’s Continuous Service (substituting the successor employer entity for “Company or Related Entity” for the definition of “Continuous Service”) if such Continuous Service is terminated by the successor entity without Cause or voluntarily by the Grantee with Good Reason within twelve (12) months of the Related Entity Disposition. The determination of Award comparability above shall be made by the Administrator.

(d) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction, Change in Control or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

      12.     Effective Date and Term of Plan. The Plan shall become effective upon the later to occur of its adoption by the Board and its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Applicable Laws, Awards may be granted under the Plan upon its becoming effective.
      13.     Amendment, Suspension or Termination of the Plan.
      (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.
      (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.
      (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.
      14.     Reservation of Shares.
      (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
      (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
      15.     No Effect on Terms of Employment/ Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause.
      16.     No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

FORM OF PROXY FOR HOLDERS OF COMMON STOCK
MTI TECHNOLOGY CORPORATION
17595 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
MTI TECHNOLOGY CORPORATION TO BE HELD ON ___, 2006.
     The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints Thomas P. Raimondi, Jr. and Scott Poteracki, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the “company”) to be held at 17595 Cartwright Road, Irvine, California 92614, on ______, 2006, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all of our Common Stock or Preferred Stock, as applicable, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.
See reverse side (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) See reverse side
☑ Please mark your votes as in this example
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 4. WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Approval of an amendment to our 2001 Stock Incentive Plan;	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of the exchange of certain stock options held by certain executive officers for restricted stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	ELECTION OF DIRECTORS: Common Stock Nominees: (1) Thomas P. Raimondi, Jr.; (2) William Atkins (3) Lawrence P. Begley; (4) Franz L. Cristiani; (5) Ronald E. Heinz, Jr.; and (6) Kent D. Smith.	FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES ☐

☐

For all nominees except as noted above (to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)

4.	Ratification of selection of Grant Thornton LLP as our independent auditors for fiscal year 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2006 ANNUAL MEETING.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐
NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature:	Date:

Signature:	Date:

FORM OF PROXY FOR HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK
MTI TECHNOLOGY CORPORATION
17595 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
MTI TECHNOLOGY CORPORATION TO BE HELD ON ___, 2006.
     The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints Thomas P. Raimondi, Jr. and Scott Poteracki, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the “company”) to be held at 17595 Cartwright Road, Irvine, California 92614, on _________, 2006, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all of our Common Stock or Preferred Stock, as applicable, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.
See reverse side (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) See reverse side
☑ Please mark your votes as in this example
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 4. WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Approval of an amendment to our 2001 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Approval of the exchange of certain stock options held by certain executive officers for restricted stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	ELECTION OF DIRECTORS: Series A Convertible Preferred Stock Nominee: Michael Pehl.	FOR ☐	WITHHOLD ☐

4.	Ratification of selection of Grant Thornton LLP as our independent auditors for fiscal year 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2006 ANNUAL MEETING.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       ☐
NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.
Signature:                                             Date:
Signature:                                             Date:

FORM OF PROXY FOR HOLDERS OF SERIES B CONVERTIBLE PREFERRED STOCK
MTI TECHNOLOGY CORPORATION
17595 CARTWRIGHT ROAD, IRVINE, CALIFORNIA 92614

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
MTI TECHNOLOGY CORPORATION TO BE HELD ON                     , 2006.
     The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints Thomas P. Raimondi, Jr. and Scott Poteracki, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the “company”) to be held at 17595 Cartwright Road, Irvine, California 92614, on                     , 2006, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all of our Common Stock or Preferred Stock, as applicable, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.
See reverse side (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) See reverse side
☑ Please mark your votes as in this example
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 4. WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	Approval of an amendment to our 2001 Stock Incentive Plan.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	Approval of the exchange of certain stock options held by certain executive officers for restricted stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	INTENTIONALLY LEFT BLANK

4.	Ratification of selection of Grant Thornton LLP as our independent auditors for fiscal year 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2006 ANNUAL MEETING.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT       ☐
NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.
Signature:                                                             Date:
Signature:                                                             Date: